    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2004


                                                     REGISTRATION NO. 333-105834
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         WESTPORT RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

            NEVADA                           1311                         13-3869719
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                  ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS
                            LISTED ON FOLLOWING PAGE

                                                              HOWARD L. BOIGON
                                               VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
       1670 BROADWAY STREET, SUITE 2800               1670 BROADWAY STREET, SUITE 2800
         DENVER, COLORADO 80202-4800                    DENVER, COLORADO 80202-4800
                (303) 573-5404                                 (303) 573-5404
 (Address, including zip code, and telephone      (Name, address, including zip code, and
                   number,                                   telephone number,
including area code, of registrant's principal   including area code, of agent for service)
              executive offices)

                             ---------------------

                                   Copies to:

                            MICHAEL E. DILLARD, P.C.
                              JOSEPH L. MOTES III
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the registration statement becomes effective.
                             ---------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

                                                     STATE OR OTHER JURISDICTION OF      I.R.S. EMPLOYER
EXACT NAME OF SUBSIDIARY GUARANTOR REGISTRANT(1)     INCORPORATION OR ORGANIZATION    IDENTIFICATION NUMBER
------------------------------------------------     ------------------------------   ---------------------
Westport Finance Co. ..............................              Wyoming                13-3878989
Jerry Chambers Exploration Company.................             Colorado                    N/A
Westport Argentina LLC.............................             Colorado                    N/A
Westport Canada LLC................................             Delaware                    N/A
Westport Oil and Gas Company, L.P. ................             Delaware                84-1175723
Westport Overriding Royalty LLC....................             Colorado                    N/A
WHG, Inc. .........................................             Delaware                40-0001409
WHL, Inc. .........................................             Delaware                40-0001414
Horse Creek Trading & Compression Company LLC......             Colorado                84-1516414
Westport Field Services, LLC.......................             Delaware                14-1860614

---------------

(1) The address for each Subsidiary Guarantor Registrant is 1670 Broadway Street, Suite 2800, Denver, Colorado, 80202-4800.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT EXCHANGE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2004


    PROSPECTUS

                        (WESTPORT RESOURCES CORPORATION LOGO)

                           WESTPORT RESOURCES CORPORATION
                                  OFFER TO EXCHANGE
              ALL OUTSTANDING 8 1/4% SENIOR SUBORDINATED NOTES DUE 2011
                           ($125,000,000 PRINCIPAL AMOUNT)
                               ISSUED ON APRIL 3, 2003
                                         FOR
                      8 1/4% SENIOR SUBORDINATED NOTES DUE 2011
                           ($125,000,000 PRINCIPAL AMOUNT)
             WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2004, UNLESS WE EXTEND THE OFFER. WE DO NOT CURRENTLY INTEND TO EXTEND THE EXCHANGE OFFER.

                             ---------------------

     - We are offering to exchange up to $125,000,000 aggregate principal amount of new 8 1/4% Senior Subordinated Notes Due 2011, or exchange notes, which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of our outstanding 8 1/4% Senior Subordinated Notes Due 2011, issued in a private offering on April 3, 2003, or old notes. The old notes were issued as additional debt securities under an indenture pursuant to which, on November 5, 2001, we issued $275,000,000 of 8 1/4% Senior Subordinated Notes Due 2011 and, on December 17, 2002, we issued $300,000,000 of 8 1/4% Senior Subordinated Notes Due 2011, all of which were subsequently exchanged for equal principal amounts of notes registered under the Securities Act.

     - We will exchange all old notes that are validly tendered and not validly withdrawn prior to the closing of the exchange offer for an equal principal amount of exchange notes that have been registered.

     - You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     - The terms of the exchange notes to be issued are identical in all material respects to the old notes, except for transfer restrictions and registration rights that do not apply to the exchange notes, and different administrative terms.

     - The exchange notes, together with any old notes not exchanged in the exchange offer and the initial exchange notes, will constitute a single class of debt securities under the indenture.


     - The exchange notes will be subordinated in right of payment to our obligations under our revolving credit facility. As of December 31, 2003, we had $262 million outstanding under our revolving credit facility and available unused borrowing capacity of approximately $164.4 million. The unused borrowing capacity reflects approximately $73.6 million of letters of credit outstanding under our revolving credit facility as of December 31, 2003.


     - The exchange of notes will be a tax-free recapitalization for United States federal income tax purposes.

     - We will not receive any proceeds from the exchange offer.

     - No public market exists for the old notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF FACTORS THAT WE URGE YOU TO CONSIDER BEFORE TENDERING YOUR OLD NOTES.
                             ---------------------

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------


                The date of this prospectus is           , 2004

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    i
Special Note Regarding Forward-Looking Statements...........   ii
Prospectus Summary..........................................    1
Risk Factors................................................    8
The Exchange Offer..........................................   20
Use of Proceeds.............................................   32
Capitalization..............................................   34
Description of Certain Indebtedness.........................   35
Description of the Exchange Notes...........................   37
Material United States Federal Income Tax Consequences......   88
Plan of Distribution........................................   92
Legal Matters...............................................   93
Independent Public Accountants..............................   93
Independent Petroleum Engineers.............................   94


                             ---------------------

     WE URGE YOU TO RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH ADDITIONAL, DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION WE HAVE INCLUDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the public reference room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.westportresourcescorp.com. Information contained on our website does not constitute part of this prospectus. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock and 6 1/2% convertible preferred stock are listed and traded on the New York Stock Exchange under the trading symbols "WRC" and "WRCPR," respectively.

     The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. We have previously filed the following documents with the SEC and we are incorporating them by reference into this prospectus:


     - Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed by us on March 10, 2003, as amended on February 5, 2004;



     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed by us on May 8, 2003, as amended on February 5, 2004;



     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed by us on August 14, 2003, as amended on February 5, 2004;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed by us on November 14, 2003.



     - Current Report on Form 8-K filed by us on December 2, 2002 (excluding any information furnished pursuant to Item 9 on such Current Report on Form 8-K), as amended by the Current Report on Form 8-K/A, filed by us on December 12, 2002, as further amended by the Current Report on Form 8-K/A filed by us on December 27, 2002, by the Current Report on Form 8-K/A filed by us on February 26, 2003 and by the Current Report on Form 8-K/A filed by us on February 5, 2004;


     - Current Report on Form 8-K filed by us on May 7, 2003 (excluding any information furnished pursuant to Item 9 or Item 12 on such Current Report on Form 8-K);

     - Current Report on Form 8-K filed by us on June 3, 2003;


     - Current Report on Form 8-K filed by us on June 10, 2003;



     - Current Report on Form 8-K filed by us on August 5, 2003 (excluding any information furnished pursuant to Item 12 on such Current Report on Form 8-K);



     - Current Report on Form 8-K filed by us on October 6, 2003;



     - Current Report on Form 8-K filed by us on November 4, 2003 (excluding any information furnished pursuant to Item 12 on such Current Report on Form 8-K);



     - Current Report on Form 8-K filed by us on November 6, 2003;



     - Current Report on Form 8-K filed by us on December 5, 2003;



     - Current Report on Form 8-K filed by us on December 30, 2003; and



     - Current Report on Form 8-K filed by us on January 30, 2004.


     We also incorporate by reference each of the documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 9 or Item 12 on such Current Report on Form 8-K), after the date we file with the SEC the registration statement on Form S-4 of which this prospectus is a part, and before the date such registration statement is declared effective by the SEC, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 9 or Item 12 on such Current Report on Form 8-K), after the date and time the SEC declares such registration statement effective until the exchange offer has been completed.

     You may request copies of these documents at no cost by contacting us at:
Westport Resources Corporation, 1670 Broadway Street, Suite 2800, Denver, Colorado 80202-4800 (Telephone: (303) 573-5404), Attention: Investor Relations.


     To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire
at 5:00 p.m. New York City time on           , 2004. The exchange offer can be
extended by us in our sole discretion. See the caption "The Exchange Offer" for more detailed information.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Our disclosure and analysis in this prospectus, including information incorporated by reference, may include forward-looking statements that are subject to risks and uncertainties. Certain forward-looking statements give our current expectations and projections relating to the acquisition, which closed on December 17, 2002, of certain natural gas properties and midstream gathering and compression assets located in Utah from certain affiliates of El Paso Corporation, and the financial condition, results of operations, plans, objectives, future performance and business of Westport Resources Corporation and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and expressions of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included or incorporated by reference in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, among other things, statements relating to:

     - the amount, nature and timing of capital expenditures;

     - projected drilling of wells;

     - reserve estimates;

     - the timing and amount of future production of oil and natural gas;

     - operating costs and other expenses;

     - cash flow, anticipated liquidity and prospects for growth;

     - estimates of proved reserves and exploitation and exploration opportunities; and

     - marketing of oil and natural gas.

     These forward-looking statements are based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Any or all of our forward-looking statements included or incorporated by reference in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned or incorporated by reference in this prospectus will be important in determining future results. Actual future results may vary materially. Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

                               PROSPECTUS SUMMARY

     This section is a summary of the material terms of the exchange offer. We urge you to read this entire prospectus and the documents to which we refer you, including the financial data and related notes, before making an investment decision. We encourage you to carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Special Note Regarding Forward-Looking Statements." Unless otherwise indicated in this prospectus or the context otherwise requires, all references in this prospectus to "Westport," the "Company," "us," "our," or "we" are to Westport Resources Corporation and its consolidated subsidiaries.


     On December 17, 2002, we closed, effective as of June 1, 2002, the acquisition, also referred to as the Acquisition, of certain natural gas properties and midstream gathering and compression assets located in the Uinta Basin, Utah, also referred to as the Acquired Properties, from certain affiliates of El Paso Corporation.


                         WESTPORT RESOURCES CORPORATION


     We are an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the United States. Based upon production levels during the third quarter of 2003, we are among the 20 largest domestic independent exploration and production companies. Our reserves and operations are concentrated in the following divisions:
Northern, which primarily includes properties in North Dakota and Wyoming; Western, which includes the Acquired Properties in the Uinta Basin; Southern, which primarily includes properties in Oklahoma, Texas and Louisiana; and Gulf of Mexico, which includes our offshore properties. We focus on maintaining a balanced portfolio of lower-risk, long-life onshore reserves and higher-margin offshore reserves to provide a diversified cash flow foundation for our exploitation, acquisition and exploration activities.

                             ---------------------

     Our principal offices are located at 1670 Broadway Street, Suite 2800, Denver, Colorado 80202-4800, telephone number (303) 573-5404, and our web site can be found at www.westportresourcescorp.com. Information contained on our website does not constitute part of this prospectus.

                               THE EXCHANGE OFFER

     On April 3, 2003, we completed a private offering of $125 million of our unregistered 8 1/4% Senior Subordinated Notes Due 2011, or the old notes. The old notes were offered as additional debt securities under the Indenture (defined below) pursuant to which, on November 5, 2001, we issued $275 million of our 8 1/4% Senior Subordinated Notes Due 2011 and, on December 17, 2002, we issued $300 million of our 8 1/4% Senior Subordinated Notes Due 2011. On March 14, 2002 and March 12, 2003, respectively, all of the 2001 and 2002 notes were exchanged for equal principal amounts of the notes registered under the Securities Act, also referred to as the initial exchange notes. In this exchange offer, we are offering to exchange, for your old notes, new 8 1/4% Senior Subordinated Notes Due 2011, also referred to as the exchange notes, that are identical in all material respects to the old notes, except for transfer restrictions and registration rights that do not apply to the exchange notes, and different administrative terms. All of the initial exchange notes and the old notes were, and the exchange notes will be, issued under an indenture, dated as of November 5, 2001, as supplemented on December 31, 2001, December 17, 2002 and April 3, 2003, or the Indenture, and are collectively referred to in this prospectus as the notes.

Registration Rights
Agreement.....................   We sold the old notes on April 3, 2003 to the
                                 initial purchaser, Lehman Brothers Inc.
                                 Simultaneously with the sale of the old notes, we entered into a registration rights agreement that provides for, among other things, this exchange offer. You may exchange your old notes for exchange notes, which have substantially identical terms. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your old notes, except under limited circumstances. The initial exchange notes and the exchange notes, together with any old notes that are not exchanged in the exchange offer, will constitute a single class of debt securities under the Indenture.

The Exchange Offer............   We are offering to exchange up to $125 million
                                 aggregate principal amount of old notes for an equal principal amount of exchange notes. You may exchange your old notes only by following the procedures described elsewhere in this prospectus under the heading "The Exchange
                                 Offer."


Expiration Date; Withdrawal of
Tender........................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2004, unless
                                 we extend it, provided, however, that the maximum period of time during which the exchange offer, including any extension thereof, may be in effect will not exceed 90 days. We do not currently intend to extend the exchange offer. You may withdraw your tender of old notes pursuant to the exchange offer at any time prior to the expiration date of the exchange offer. See "The Exchange Offer" for a more complete description of the tender and withdrawal provisions.


Resale........................   We believe that the exchange notes issued
                                 pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of ours within the meaning of Rule
                                 405 under the Securities Act) without
                                 compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you are acquiring the exchange notes in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                                 Each participating broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                 Any holder of old notes who:

                                 - is our affiliate;

                                 - does not acquire the exchange notes in the
                                   ordinary course of its business; or

                                 - exchanges the old notes in the exchange offer
                                   with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to conditions
                                 described in this prospectus under the heading
                                 "The Exchange Offer -- Conditions to the
                                 Exchange Offer", which we may, but are not required to, waive. If we waive a condition for one participant in the exchange offer, we must waive that condition for all participants. We currently anticipate that each of the conditions will be satisfied and that we will not need to waive any conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if any such condition occurs. For additional information regarding the conditions to the exchange offer, see "The Exchange
                                 Offer -- Conditions to the Exchange Offer."

Procedures for Tendering Old
Notes.........................   If you are a holder of old notes who wishes to
                                 accept the exchange offer, you must:

                                 - complete, sign and date the accompanying
                                   letter of transmittal, or a facsimile of the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with all other documents required by the letter of transmittal, including your old notes, to the exchange agent at the address set forth under "The Exchange
                                   Offer -- Exchange Agent;" or

                                 - arrange for The Depository Trust Company to
                                   transmit certain required information,
                                   including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer.

                                 By tendering your old notes in either manner, you will be representing among other things, that:

                                 - the exchange notes you receive pursuant to
                                   the exchange offer are being acquired in the ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an "affiliate" of ours, or if you
                                   are an affiliate of ours you will comply with the applicable registration and prospectus delivery requirements of the Securities Act.

                                 If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your old notes, we urge you to contact that person or entity promptly to tender your old notes in the exchange offer.

                                 For more information on tendering your old notes, please refer to the sections in this prospectus entitled "The Exchange Offer -- Acceptance of Old Notes for Exchange" and "-- Procedures for Tendering Old Notes."

United States Federal Income
Tax Consequences..............   Your exchange of your old notes for the
                                 exchange notes in the exchange offer will not result in any gain or loss to you for United
                                 States federal income tax purposes. See
                                 "Material United

                                 States Federal Income Tax Consequences" for a more detailed description of the tax consequences of the exchange offer associated with the exchange of the old notes for the exchange notes to be issued in the exchange offer and the ownership and disposition of the exchange notes.

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of the exchange notes pursuant to the exchange offer. We received net proceeds of approximately $131.5 million from the sale of the old notes. We used the net proceeds from the sale of the old notes to redeem all of our outstanding 8 7/8% Senior Subordinated Notes due 2007 in the aggregate principal amount of approximately $123 million at a total redemption price of approximately $129.6 million. We used the remaining net proceeds from the sale of the old notes to reduce our indebtedness under the New Revolving Credit
                                 Facility, described under the heading
                                 "Description of Certain Indebtedness." See also
                                 "Use of Proceeds."

Exchange Agent................   The Bank of New York.

Consequences of Failure to
Exchange Your Old Notes.......   Old notes not exchanged in the exchange offer
                                 will continue to be subject to the restrictions on transfer that are described in the legend on the old notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Because we anticipate that most holders of the old notes will elect to exchange their old notes, we expect that the liquidity of the market, if any, for any old notes remaining after the completion of the exchange offer will be substantially limited.
                                 Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes. We do not currently intend to register the old notes under the Securities Act. If your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes.

                               THE EXCHANGE NOTES

     The terms of the exchange notes are identical in all material respects to those of the old notes, except for the transfer restrictions and registration rights that do not apply to the exchange notes and different administrative terms. The exchange notes will evidence the same debt as the old notes, and the same Indenture will govern the exchange notes as the old notes. The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer........................   Westport Resources Corporation.

Securities....................   Up to $125 million principal amount of our
                                 8 1/4% Senior Subordinated Notes Due 2011 registered under the Securities Act.


Interest Rate and Payment
Dates.........................   8 1/4% per annum, payable on May 1 and November
                                 1 of each year, accruing from November 1, 2003, the last interest payment date on which interest was paid on each old note surrendered in exchange for the exchange note. Our first interest payment on the exchange notes will be May 1, 2004. On November 1, 2003, we paid additional interest of 0.5% per annum on the old notes, which accrued from October 1, 2003, and will continue to pay such additional interest, accruing from November 1, 2003 until such time as we consummate the exchange offer contemplated herein.


Maturity Date.................   November 1, 2011.


Ranking.......................   The exchange notes will be senior subordinated
                                 unsecured obligations. They will rank equal in right of payment with the initial exchange notes, any old notes that are not exchanged in the exchange offer and any of our other existing and future Senior Subordinated
                                 Indebtedness and will be subordinated in right of payment to our obligations under the New
                                 Revolving Credit Facility and any of our other existing and future Senior Indebtedness. As of September 30, 2003, we had no Senior
                                 Indebtedness outstanding (as we had no
                                 borrowings outstanding under the New Revolving
                                 Credit Facility) and $700 million aggregate principal amount of Senior Subordinated
                                 Indebtedness outstanding. Our available unused borrowing capacity under the New Revolving
                                 Credit Facility was approximately $429.6 million, subject to specific requirements, including compliance with financial covenants.
                                 See "Description of Certain Indebtedness." The unused borrowing capacity reflects approximately $40.4 million of letters of credit outstanding under the New Revolving
                                 Credit Facility as of September 30, 2003. As of
                                 December 31, 2003, we had $262 million
                                 outstanding under the New Revolving Credit
                                 Facility, which we borrowed to fund, in part, our December 2003 acquisition of oil and natural gas assets located in South Texas from privately held United Resources. As of December
                                 31, 2003, our available unused borrowing capacity under our New Revolving Credit
                                 Facility was $164.4 million, reflecting
                                 approximately $73.6 million of letters of credit outstanding as of such date. The term
                                 "New Revolving Credit Facility" is defined under "Description of Certain Indebtedness" and the terms "Senior Indebtedness" and "Senior
                                 Subordinated Indebtedness" are defined under
                                 "Description of the Exchange Notes -- Certain
                                 Definitions."

Optional Redemption...........   Prior to November 1, 2004, we are entitled to
                                 redeem up to 35% of the original principal amount of the notes, including the original principal amount of any additional notes we may issue in the future under the Indenture, from the proceeds of certain equity offerings, so long as:

                                 - we pay to the holders of such notes a
                                   redemption price of 108.25% of the principal amount of the notes, plus accrued and unpaid interest to the date of redemption; and

                                 - at least 65% of the original aggregate
                                   principal amount of the notes and any
                                   additional notes issued under the Indenture remains outstanding after each such redemption, other than notes held by us or our affiliates.

                                 Prior to November 1, 2006, we are entitled to redeem the notes as a whole at a redemption price equal to the principal amount of the notes plus the Applicable Premium and accrued and unpaid interest to the date of redemption. The term "Applicable Premium" is defined under "Description of the Exchange Notes -- Certain Definitions."

                                 On or after November 1, 2006, we are entitled to redeem some or all of the notes at the fixed redemption prices listed under "Description of the Exchange Notes -- Optional Redemption," plus accrued and unpaid interest to the date of redemption.

Guaranties....................   The payment of the principal, interest and
                                 premium on the exchange notes will be fully and unconditionally guaranteed on a senior subordinated basis by some of our existing and future restricted subsidiaries. See
                                 "Description of the Exchange Notes --
                                 Guaranties."

                                 The subsidiary guaranties will rank equal in right of payment with the guarantor subsidiaries' guaranties of the initial exchange notes, any old notes that are not exchanged in the exchange offer and any other existing and future Senior Subordinated Indebtedness of the guarantor subsidiaries and subordinated in right of payment to the guarantor subsidiaries' guaranties of our obligations under the New Revolving Credit Facility and any other existing and future Senior Indebtedness of the guarantor subsidiaries.

Restrictive Covenants.........   The Indenture governing the notes limits what
                                 we and our restricted subsidiaries do. The provisions of the Indenture limit our and such subsidiaries' ability, among other things, to:

                                 - incur additional indebtedness;

                                 - pay dividends on our capital stock or redeem,
                                   repurchase or retire our capital stock or subordinated indebtedness;

                                 - make investments;

                                 - incur liens;

                                 - create any consensual limitation on the
                                   ability of our restricted subsidiaries to pay dividends, make loans or transfer property to us;

                                 - engage in transactions with our affiliates;

                                 - sell assets, including capital stock of our
                                   subsidiaries; and

                                 - consolidate, merge or transfer assets.

                                 A detailed description of restrictive covenants appears in this prospectus under the heading "Description of the Exchange Notes -- Certain Covenants." During any period that the notes have investment grade ratings from both Moody's Investors Service, Inc. and Standard and Poor's Ratings Group and no default has occurred and is continuing, the foregoing covenants will cease to be in effect with the exception of covenants that contain limitations on liens and on, among other things, certain consolidations, mergers and transfers of assets. The notes do not currently qualify as investment grade.

                                 These covenants are subject to important exceptions and qualifications described under "Description of the Exchange Notes -- Certain Covenants."

Change of Control.............   If we experience a Change of Control, subject
                                 to certain conditions, we must give holders of the notes the opportunity to sell to us their notes at 101% of the principal amount, plus accrued and unpaid interest. The term "Change of Control" is defined under "Description of the Exchange Notes -- Change of Control."

Absence of a Public Market for
the Exchange Notes............   The exchange notes will be a new issue of debt
                                 securities of the same class as the initial exchange notes and will generally be freely transferable. Notwithstanding the foregoing, we cannot assure you as to the development of an active market for the exchange notes or their liquidity. We do not intend to apply for listing of the exchange notes on any securities exchange or any automated dealer quotation system.


     WE URGE YOU TO REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF MATERIAL RISKS ASSOCIATED WITH THE EXCHANGE NOTES.

                                  RISK FACTORS


     We urge you to carefully consider the factors discussed below before deciding to exchange your old notes for the exchange notes. An investment in the notes represents a high degree of risk. This section describes the material risks known to us that may adversely affect our ability to make payments on the notes. You could lose a substantial portion or all of your investment in the notes. Consequently, an investment in the notes should only be considered by persons who can assume such risk. Each of the risks described in this section with respect to the exchange notes are generally applicable to the old notes. Before making your investment decision, we encourage you to also read the other information presented or incorporated by reference in this prospectus, including our financial statements and the related notes.


RISKS RELATED TO THE EXCHANGE OFFER

  THERE IS NO ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES, THE VALUE OF THE EXCHANGE NOTES MAY FLUCTUATE SIGNIFICANTLY AND ANY MARKET FOR THE EXCHANGE NOTES MAY BE ILLIQUID.

     The exchange notes will be a new issue of debt securities of the same class as the initial exchange notes and will generally be freely transferable. Notwithstanding the foregoing, a liquid market may not develop for the exchange notes, and you may not be able to sell your exchange notes at a particular time, as we do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the trading prices of the exchange notes could be subject to significant fluctuations in response to government regulations, variations in quarterly operating results, demand for oil and natural gas, general economic conditions and various other factors. The liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes may also be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. This offer to exchange the exchange notes for the old notes does not depend on any minimum amount of the old notes being tendered for exchange.

RISKS RELATED TO THE EXCHANGE NOTES

  SUBORDINATION OF THE NOTES AND THE SUBSIDIARY GUARANTEES MAY LIMIT PAYMENT ON THE NOTES, INCLUDING PAYMENT ON THE EXCHANGE NOTES.


     The indebtedness evidenced by the notes, including the exchange notes, and the subsidiary guarantees is subordinated in right of payment to all of our and our subsidiary guarantors' existing and future Senior Indebtedness, including outstanding borrowings under the New Revolving Credit Facility. As of September 30, 2003, we had no Senior Indebtedness outstanding and available unused borrowing capacity of approximately $429.6 million. As of December 31, 2003, we had $262 million outstanding under the New Revolving Credit Facility, which we used to fund, in part, our December 2003 acquisition of certain oil and natural gas assets located in South Texas, and available borrowing capacity of approximately $164.4 million. Our borrowing capacity under the New Revolving Credit Facility is subject to certain restrictions imposed by the Indenture governing the notes. By reason of the subordination of the notes, including the exchange notes, in the event of our insolvency, liquidation or other reorganization, or the insolvency, liquidation or other reorganization of any subsidiary guarantor, creditors who are holders of Senior Indebtedness must be paid in full before any payments may be made to holders of the notes, including the exchange notes. There may not be sufficient assets remaining after payment of prior claims to pay amounts due on the notes, including the exchange notes. In addition, under certain circumstances, no payments may be made with respect to the notes, including the exchange notes, if a default exists with respect to Senior Indebtedness. See "Description of the Exchange Notes -- Ranking." The term "Senior Indebtedness" is defined in "Description of the Exchange
Notes -- Certain Definitions."

  FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Federal and state statutes allow courts, under specific circumstances, to void guarantees and require creditors such as the noteholders to return payments received from guarantors. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, for example, the guarantor, at the time it issued its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and:

     - was insolvent or rendered insolvent by making the guarantee;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay them as they mature.

     A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

     A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from the other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under a subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

  WE MAY HAVE INSUFFICIENT ASSETS TO REPAY OUR INDEBTEDNESS IN THE EVENT OF A DEFAULT UNDER THE NEW REVOLVING CREDIT FACILITY.

     The New Revolving Credit Facility contains covenants that are similar to, but more restrictive to us than, those contained in the Indenture governing the notes, and requires us to maintain specified financial ratios.

     Our ability to meet those financial ratios can be affected by events beyond our control, and we may be unable to meet those ratios. A breach of any of these covenants, ratios or restrictions could result in an event of default under the New Revolving Credit Facility. Upon the occurrence of an event of default under the New Revolving Credit Facility, the lenders could elect to declare all amounts outstanding under the facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure the indebtedness.

If the lenders under the New Revolving Credit Facility accelerate the payment of the indebtedness, our assets might not be sufficient to repay in full that indebtedness and our other indebtedness, including the exchange notes.

  A FINANCIAL FAILURE BY US OR ANY SUBSIDIARY GUARANTOR MAY HINDER THE RECEIPT OF PAYMENT ON THE EXCHANGE NOTES, AS WELL AS THE ENFORCEMENT OF REMEDIES UNDER THE SUBSIDIARY GUARANTIES.

     An investment in the exchange notes, as in any type of security, involves insolvency and bankruptcy considerations that we urge investors to carefully consider. If we or any of our subsidiary guarantors become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the exchange notes and in the exercise of enforcement remedies under the exchange notes or the subsidiary guaranties. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, substantive consolidation, limitations of collectability of unmatured interest or attorneys' fees and forced restructuring of the exchange notes.

  A FINANCIAL FAILURE BY US MAY RESULT IN THE ASSETS OF ANY OR ALL SUBSIDIARIES BECOMING SUBJECT TO THE CLAIMS OF OUR CREDITORS, WHICH COULD AFFECT PAYMENT OF THE EXCHANGE NOTES.

     A financial failure by us could affect payment of the exchange notes if a bankruptcy court were to "substantively consolidate" us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the exchange notes could occur through the "cram-down" provision of the bankruptcy code. Under this provision, the exchange notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

RISKS RELATED TO OUR BUSINESS

  OIL AND NATURAL GAS PRICES FLUCTUATE WIDELY, AND LOW PRICES COULD HARM OUR BUSINESS.


     Our results of operations are highly dependent upon the prices of oil and natural gas. Historically, oil and natural gas prices have been volatile and are likely to continue to be volatile in the future. For example, our average sales prices for oil and natural gas for the third quarter ended September 30, 2003 were $28.68/bbl and $4.78/Mcf, respectively, with production totaling 42.2 Bcfe and combined oil and natural gas sales of $201.7 million during this period. In contrast, our average sales prices for oil and natural gas for the third quarter ended September 30, 2002 were $26.06/bbl and $2.77/Mcf, respectively, with production totaling 31.3 Bcfe and combined oil and natural gas sales of $105.4 million during this period. The prices received for oil and natural gas production depend upon numerous factors including, among others:


     - consumer demand;

     - governmental regulations and taxes;

     - the price and availability of alternative fuels;

     - geopolitical developments, including military activity in the Middle
       East;

     - commodity processing, gathering and transportation availability;

     - the level of imports of foreign oil and natural gas; and

     - the overall economic environment.

All of these factors are beyond our control. Any significant decrease in prices for oil and natural gas could have a material adverse effect on our financial condition, results of operations and quantities of reserves that are commercially recoverable. If the oil and natural gas industry experiences significant price decreases or other adverse market conditions, we may not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures.

  OUR REVENUES MAY BE INSUFFICIENT TO FUND OUR OPERATIONS, WHICH MAY RESULT IN A DECREASE IN PRODUCTION OVER TIME.

     We expect for the foreseeable future to make substantial capital expenditures for the acquisition, exploration and development of oil and natural gas reserves. Historically, we have paid for these expenditures primarily with cash from operating activities and with proceeds from debt and equity financings. If revenues decrease as a result of lower oil and natural gas prices or for any other reason, we may not have the funds available to replace our reserves or to maintain production at current levels, which would result in a decrease in production over time.

  OUR FORMER INDEPENDENT PUBLIC ACCOUNTANT, ARTHUR ANDERSEN LLP, HAS BEEN FOUND GUILTY OF A FEDERAL OBSTRUCTION OF JUSTICE CHARGE, AND YOU MAY BE UNABLE TO EXERCISE EFFECTIVE REMEDIES AGAINST IT IN ANY LEGAL ACTION.

     Our former independent public accountant, Arthur Andersen LLP, provided us with auditing services for prior fiscal periods through December 31, 2001, including issuing an audit report with respect to our audited consolidated financial statements for prior fiscal periods through December 31, 2001 incorporated by reference in this prospectus. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen LLP guilty of a Federal obstruction of justice charge arising from the Federal Government's investigation of Enron Corp. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC.

     Arthur Andersen has not reissued its audit report with respect to our audited consolidated financial statements for prior fiscal periods through December 31, 2001 incorporated by reference into this prospectus. Furthermore, we are unable to obtain Arthur Andersen LLP's consent to incorporate by reference its audit report included in our Annual Report on Form 10-K for the year ended December 31, 2001 or for prior fiscal periods. Under these circumstances, Rule 437a under the Securities Act permits us to dispense with the requirement to file Arthur Andersen's consent. As a result, you may not have an effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission with respect to our audited consolidated financial statements for prior fiscal periods through December 31, 2001 that are incorporated by reference in this prospectus, or any other filing we may make with the SEC, including, with respect to any offering registered under the Securities Act, any claim under Section 11 of the Securities Act. In addition, even if you were able to assert such a claim, as a result of its conviction and other lawsuits, Arthur Andersen LLP may fail or otherwise have insufficient assets to satisfy claims made by investors or by us that might arise under Federal securities laws or otherwise relating to any alleged material misstatement or omission with respect to our audited consolidated financial statements for prior fiscal periods through December 31, 2001.

     In addition, in connection with any future capital markets transaction in which we are required to include financial statements that were audited by Arthur Andersen LLP, as a result of the foregoing, investors may elect not to participate in any such offering or, in the alternative, may require us to obtain a new audit with respect to previously audited financial statements. Consequently, our financing costs may increase or we may miss attractive capital market opportunities.

  INDIAN TRIBES HAVE PREVIOUSLY CHALLENGED THE VALIDITY OF SOME OF THE PROPERTY INTERESTS COVERED BY OIL AND NATURAL GAS LEASES IN THE AREA IN WHICH THE ACQUIRED PROPERTIES ARE LOCATED, AND OUR OPERATIONS AND ACTIVITIES ON TRIBAL LANDS MAY BE SUBJECT TO TRIBAL JURISDICTION.

     Substantially all of the oil and natural gas leases we acquired in the Acquisition cover interests located within the Uintah and Ouray Indian Reservations, in an area originally known as the Umcompahgre Reservation. These leases were granted by the State of Utah, the United States (through the Bureau of Land Management) or holders of patents from the United States. The Ute Indian Tribe has previously asserted various claims against the State of Utah and the United States regarding the existence, diminishment and/or abrogation of the Reservation's boundaries and the extent of Tribal jurisdiction over these lands. These lawsuits raised questions as to whether the Ute Tribe could invalidate through litigation fee patents issued by the United States, the State of Utah's ownership of such lands or the United States' ownership of minerals subject to the acquired leases. These issues were settled as a result of the Ute Indian Tribe litigation. If claims of this nature were successfully asserted in the future, we might not be able to continue to produce hydrocarbons from or develop and exploit these assets, which could adversely affect our business and profitability.

     In addition, the Ute Indian Tribe as a sovereign nation has certain rights to regulate activities on Tribal lands, to approve access to and the right to use (occupy) Tribal lands, and to tax revenues from Tribal resources. Exercise of such rights could result in potential delays or increased costs to our operations on Tribal lands which may not be foreseeable.

  THE GEOGRAPHIC CONCENTRATION OF THE ACQUIRED PROPERTIES IN UTAH SUBJECTS US TO INCREASED RISK OF REDUCTION IN REVENUES OR CURTAILMENT OF PRODUCTION FROM CERTAIN NEGATIVE CONDITIONS.

     All of the Acquired Properties are located in Uintah County, Utah. Conditions such as severe weather, delays or decreases in production, the availability of equipment, facilities or services or the availability of capacity to transport, gather or process production could subject us to increased risk of loss of revenues and have a greater impact on our results of operations since most or all of the Acquired Properties could be affected by the same event.

  WE MAY NOT REALIZE THE ANTICIPATED BENEFITS FROM THE ACQUISITION.

     Our estimates regarding the expenses and liabilities or the increase in our reserves and production resulting from the Acquisition may prove to be incorrect or we may not be successful in integrating the Acquired Properties into our existing business, all of which could have a material adverse effect on our financial condition and results of operations.

  WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS OR SUCCESSFULLY INTEGRATE ACQUISITIONS INTO OUR BUSINESS.

     Our business strategy includes growing our reserve base through acquisitions. We may not continue to be successful in identifying or consummating future acquisitions or integrating acquired businesses successfully into our existing business, or in anticipating the expenses or liabilities we will incur in doing so. Such failures may have a material adverse effect on future growth or results of operations.

     We are continually investigating opportunities for acquisitions. In connection with future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing.

     Acquisitions may involve a number of special risks, including:

     - unexpected losses of key employees, customers and suppliers of the acquired business;

     - conforming the financial, technological and management standards, processes, procedures and controls of the acquired business with those of our existing operations; and

     - increasing the scope, geographic diversity and complexity of our operations.

Possible future acquisitions could result in our incurring additional debt and contingent liabilities, which could have a material adverse effect on our financial condition and operating results.

  TERRORIST ACTIVITIES, U.S. MILITARY ACTIVITY IN IRAQ OR OTHER ARMED CONFLICTS COULD HARM OUR BUSINESS.

     Terrorist activities, anti-terrorist efforts, U.S. military activity in Iraq or any other armed conflicts involving the United States or its interests abroad may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. Events of this nature could result in the political instability and societal disruption, which could reduce overall demand for oil and natural gas, potentially putting downward pressure on prevailing oil and natural gas prices and causing a reduction in our revenues. In addition, natural gas and oil production facilities, transportation systems and storage facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our operations is destroyed or damaged by such an attack. Costs for insurance and other security may increase as a result of the U.S. military activity in Iraq and potential threats of terrorism, and some insurance coverage may become more difficult to obtain if available at all.

  OUR COMMODITY PRICE AND BASIS DIFFERENTIAL RISK MANAGEMENT ARRANGEMENTS MAY LIMIT OUR POTENTIAL GAINS.

     Commodity prices and basis differentials significantly affect our financial condition, results of operations, cash flows and ability to borrow funds. Oil and natural gas prices, as well as basis differentials, are affected by several factors that we cannot control. We attempt to manage our exposure to oil and natural gas price volatility by entering into commodity price risk management arrangements for a portion of our expected production. In addition, we attempt to manage our exposure to basis differentials between delivery points by entering into basis swaps. In connection with the Acquisition, and as required by our New Revolving Credit Facility, we entered into a significant number of hedging arrangements relating to the production from the Acquired Properties to help us manage our exposure. Commodity price and basis differential risk management transactions may limit our potential gains if oil and natural gas prices were to rise substantially, or basis differentials were to fall substantially, versus the price or basis differential established by the arrangements. These transactions also expose us to credit risk of non-performance by the counterparties to the transaction. In addition, our commodity price and basis differential risk management transactions may limit our ability to borrow under our New Revolving Credit Facility and may expose us to the risk of financial loss in certain circumstances, including instances in which:

     - our production is less than expected;

     - there is a widening of price differentials between delivery points for our production and the delivery point assumed in non-basis hedge arrangements;

     - basis differentials tighten substantially from the prices established by these arrangements; or

     - the counterparties to our contracts fail to perform under terms of the contracts.


     In 2002, we experienced a $25.9 million loss attributable to our commodity price risk management activities. In the third quarter 2003, we recorded a $6.1 million gain attributable to our commodity price risk management activities. No estimate of future settlements or mark-to-market gains or losses is determinable as such amounts are contingent upon commodity prices at the time of production. If commodity prices increase, our cash settlement costs will also increase. In addition, certain of our commodity price risk management arrangements will require us to deliver cash collateral or other assurances of performance to the counterparties in the event that payment obligations with respect to commodity price risk management transactions exceed certain levels. As of September 30, 2003, we had $36.4 million of letters of credit outstanding for this purpose.

     The table below shows the effect of a range of assumed prices on future settlement of our commodity price risk management contracts outstanding as of September 30, 2003:


 ESTIMATE OF FUTURE SETTLEMENT FOR OUTSTANDING COMMODITY PRICE RISK MANAGEMENT
                                 CONTRACTS (1)

                                                           GAS
                                   ---------------------------------------------------
                           OIL                  NORTHWEST                 CIG
                          ------           --------------------   --------------------
                          NYMEX    NYMEX   DIFFERENTIAL   PRICE   DIFFERENTIAL   PRICE   SETTLEMENTS(2)
                          ------   -----   ------------   -----   ------------   -----   --------------
                                                                                         (IN THOUSANDS)
PRICE DECK NO. 1........  $30.00   $5.00      $1.60       $3.40      $1.75       $3.25      $(81,460)(3)
PRICE DECK NO. 2........  $18.00   $3.00      $0.51       $2.49      $0.66       $2.34      $129,820(3)

---------------


(1) All of our commodity price risk management contracts outstanding as of September 30, 2003 expire by December 31, 2005.



(2) Settlements were calculated based on the assumed high (Price Deck No. 1) and low (Price Deck No. 2) oil and natural gas prices on New York Mercantile Exchange, or NYMEX, Northwest Pipeline Rocky Mountain Index, or Northwest, and Colorado Interstate Gas Index, or CIG, that we believe were representative of market pricing assumptions as of September 30, 2003.


(3) Settlements were calculated based on the assumption that oil and natural gas prices will remain constant during the life of each contract.


     In the fourth quarter of 2003, we entered into additional commodity price risk management contracts in connection with our December 2003 acquisition of certain oil and natural gas assets located in South Texas from privately held United Resources. As of December 31, 2003, we had $69.6 million of letters of credit issued in connection with all of our commodity price risk management agreements outstanding as of such date. The estimated fair value of all of our oil and natural gas derivatives as of December 31, 2003 was approximately $123.4 million.


  EXPLORATION IS A HIGH-RISK ACTIVITY. THE SEISMIC DATA AND OTHER ADVANCED TECHNOLOGIES WE USE ARE EXPENSIVE AND CANNOT ELIMINATE EXPLORATION RISKS, WHICH COULD CAUSE US TO LOSE ALL OR A PORTION OF OUR INVESTMENT IN ANY EXPLORATION ACTIVITY.

     Our oil and natural gas operations are subject to the economic risks typically associated with drilling exploratory wells. In conducting exploration activities, we may drill unsuccessful wells and experience losses and, if oil and natural gas are discovered, we may be unable to economically produce or satisfactorily market such oil and natural gas. The new wells we drill may fail to be productive and we may be unable to recover all or any portion of our investment. The presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration activities to be unsuccessful, resulting in a total loss of our investment in such activities. The cost of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which may be beyond our control, including unexpected drilling conditions, title problems, weather conditions, compliance with environmental and other governmental requirements and shortages or delays in the delivery of equipment and services.

     We rely to a significant extent on seismic data and other advanced technologies in conducting our exploration activities. Even when used and properly interpreted, seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators. Such data is not conclusive in determining if hydrocarbons are present or economically producible. The use of seismic data and other technologies also requires greater pre-drilling expenditures than traditional drilling strategies. We could incur losses as a result of these expenditures.

  FAILURE TO REPLACE RESERVES MAY NEGATIVELY AFFECT OUR BUSINESS.

     Our future success depends upon our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Our proved reserves generally decline when reserves are produced, unless we conduct successful exploration or development activities or acquire properties containing proved reserves, or both. We may not be able to find, develop or acquire additional reserves on an economic basis. Furthermore, if oil and natural gas prices increase, our finding costs for additional reserves could also increase.

  RESERVE ESTIMATES ARE INHERENTLY UNCERTAIN. ANY MATERIAL INACCURACIES IN OUR RESERVE ESTIMATES OR ASSUMPTIONS UNDERLYING OUR RESERVE ESTIMATES, SUCH AS THE DISCOUNT RATE USED, COULD CAUSE THE QUANTITIES AND NET PRESENT VALUE OF OUR RESERVES TO BE OVERSTATED.

     There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond our control, that could cause the quantities and net present value of our reserves to be overstated. The reserve information included or incorporated by reference in this prospectus represents estimates based on reports prepared or audited by independent petroleum engineers and prepared by our internal engineers. Reserve engineering is not an exact science. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, any of which may cause these estimates to vary considerably from actual results, such as:

     - historical production from the area compared with production from other producing areas;

     - assumed effects of regulation by governmental agencies;


     - assumptions concerning future oil and natural gas prices, future operating costs and capital expenditures; and


     - estimates of future severance and excise taxes and workover and remedial costs.

     Estimates of reserves based on risk of recovery and estimates of expected future net cash flows prepared or audited by different engineers, or by the same engineers at different times, may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and the variance may be material. The net present values referred to in this prospectus should not be construed as the current market value of the estimated oil and natural gas reserves attributable to our properties. In accordance with requirements of the SEC, the estimated discounted net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower.

  MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL, TECHNOLOGICAL AND OTHER RESOURCES THAN WE HAVE, WHICH COULD MAKE IT DIFFICULT FOR US TO EFFECTIVELY COMPETE WITH OTHER COMPANIES IN OUR INDUSTRY.

     We operate in the highly competitive areas of oil and natural gas exploitation, exploration and acquisition. The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. We face intense competition from major and independent oil and natural gas companies in each of the following areas:

     - seeking to acquire desirable producing properties or new leases for future exploration;

     - marketing our oil and natural gas production;

     - integrating new technologies; and

     - acquiring the personnel, equipment and expertise necessary to develop and operate our properties.

     Many other companies have financial, technological and other resources substantially greater than our own. These companies may be able to pay more for exploratory prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Further, many of our competitors may enjoy technological advantages over us and may be able to implement new technologies more rapidly than we can. Our ability to explore for oil and natural gas and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

  WE ARE SUBJECT TO COMPLEX LAWS AND REGULATIONS, INCLUDING ENVIRONMENTAL AND SAFETY REGULATIONS, THAT CAN ADVERSELY AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS.

     Our operations and facilities are subject to certain Federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, oil and natural gas, as well as environmental and safety matters. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations, or our failure to comply with existing legal requirements may harm our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with environmental and other governmental regulations, such as:

     - land use restrictions;

     - drilling bonds and other financial responsibility requirements;

     - spacing of wells;

     - unitization and pooling of properties;

     - habitat and endangered species protection, reclamation and remediation, and other environmental protection;

     - safety precautions;

     - operational reporting; and

     - taxation.

Under these laws and regulations, we could be liable for:

     - personal injuries;

     - property and natural resource damages;

     - oil spills and releases or discharges of hazardous materials;

     - well reclamation costs;

     - remediation and clean-up costs and other governmental sanctions, such as fines and penalties; and

     - other environmental damages.

     Our operations could be significantly delayed or curtailed and our costs of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

  WE CANNOT CONTROL ACTIVITIES ON PROPERTIES WE DO NOT OPERATE AND MAY HAVE LIMITED ABILITY TO INFLUENCE OPERATIONS ON SUCH PROPERTIES TO CONTROL ASSOCIATED COSTS.

     Other companies currently operate approximately 23% of the net present value of our reserves and we have limited ability to exercise influence over operations for these properties or their associated costs. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of drilling and exploitation activities on properties operated by others, therefore, depend upon a number of factors that will be outside our control, including:

     - timing and amount of capital expenditures;

     - the operator's expertise and financial resources;

     - approval of other participants in drilling wells; and

     - selection of technology.

  INABILITY OR UNWILLINGNESS TO FUND OUR CAPITAL EXPENDITURES MAY RESULT IN REDUCTION OR FORFEITURE OF OUR INTERESTS IN SOME OF OUR NON-OPERATED PROJECTS.

     Where we are not the majority owner or operator of a particular oil and natural gas project, we may have no control over the timing or amount of capital expenditures associated with such project. If we are unable or unwilling to fund our capital expenditures relating to such projects when required by the majority owner or operator, our interests in these projects may be reduced or forfeited.

  OUR BUSINESS INVOLVES MANY OPERATING RISKS THAT MAY RESULT IN SUBSTANTIAL LOSSES. INSURANCE MAY BE UNAVAILABLE OR INADEQUATE TO PROTECT US AGAINST THESE RISKS.

     Our operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as:

     - fires;

     - natural disasters;

     - explosions;

     - formations with abnormal pressures;

     - casing collapses;

     - embedded oilfield drilling and service tools;

     - uncontrollable flows of underground natural gas, oil and formation water;

     - surface cratering;

     - pipeline ruptures or cement failures; and

     - environmental hazards such as natural gas leaks, oil spills and discharges of toxic gases.

Any of these risks can cause substantial losses resulting from:

     - injury or loss of life;

     - damage to and destruction of property, natural resources and equipment;

     - pollution and other environmental damage;

     - regulatory investigations and penalties;

     - suspension of operations; and

     - repair and remediation costs.

     As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, losses could occur for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could harm our financial condition and results of operations.

  WE ARE VULNERABLE TO RISKS ASSOCIATED WITH OPERATING IN THE GULF OF MEXICO THAT COULD NEGATIVELY IMPACT OUR OPERATIONS AND FINANCIAL RESULTS.

     Our operations and financial results could be significantly impacted by conditions in the Gulf of Mexico because we explore and produce extensively in that area. As a result of this activity, we are vulnerable to the risks associated with operating in the Gulf of Mexico, including those relating to:

     - adverse weather conditions;

     - oil field service costs and availability;

     - compliance with environmental and other laws and regulations;

     - remediation and other costs resulting from oil spills or releases of hazardous materials; and

     - failure of equipment or facilities.

     For example, in 2002, adverse weather conditions caused us to temporarily shut-in our offshore operations and reduce production, which resulted in a decline in production by approximately 0.9 Bcf.

     In addition, we intend to conduct some of our exploration in the deep waters (greater than approximately 1,000 feet) of the Gulf of Mexico, where operations are more difficult and costly than in shallower waters. The deep waters in the Gulf of Mexico lack the physical and oilfield service infrastructure present in its shallower waters. As a result, deep water operations may require a significant amount of time between a discovery and the time that we can market our production, thereby increasing the risk involved with these operations.

     Further, production of reserves from reservoirs in the Gulf of Mexico generally declines more rapidly than from reservoirs in many other producing regions of the world. This results in recovery of a relatively higher percentage of reserves from properties in the Gulf of Mexico during the initial few years of production, and as a result, our reserve replacement needs from new prospects may be greater there than for our operations elsewhere. Also, our revenues and return on capital will depend significantly on prices prevailing during these relatively short production periods.

  THE LOSS OF KEY MEMBERS OF OUR MANAGEMENT TEAM, OR DIFFICULTY ATTRACTING AND RETAINING EXPERIENCED TECHNICAL PERSONNEL, COULD REDUCE OUR COMPETITIVENESS AND PROSPECTS FOR FUTURE SUCCESS.

     The successful implementation of our strategies and handling of other issues integral to our future success will depend, in part, on our experienced management team. The loss of key members of our management team, including Donald D. Wolf, our Chairman and Chief Executive Officer, and Barth E. Whitham, our President and Chief Operating Officer, could have an adverse effect on our business. We entered into employment agreements with Messrs. Wolf and Whitham to secure their employment with the Company. We do not carry key man insurance. Our exploratory drilling success and the success of other activities integral to our operations will depend, in part, on our ability to attract and retain experienced explorationists, engineers and other professionals. Competition for experienced explorationists, engineers and some other professionals is extremely intense. If we cannot retain our technical personnel or attract additional experienced technical personnel, our ability to compete could be harmed.

  THE MARKETABILITY OF OUR PRODUCTION MAY BE NEGATIVELY AFFECTED BY FACTORS OVER WHICH WE MAY HAVE NO CONTROL, INCLUDING GENERAL ECONOMIC CONDITIONS AND FEDERAL AND STATE REGULATIONS AND POLICIES.

     The marketability of our production depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities could adversely impact our ability to deliver the oil and natural gas we produce to market in an efficient manner, which could harm our financial condition and results of operations. We deliver oil and natural gas through gathering systems and pipelines that we do not own. These facilities may not be available to us in the future. Our ability to produce and market oil and natural gas is affected and may be also harmed by:

     - Federal and state regulation of oil and natural gas production;

     - transportation, tax and energy policies;

     - changes in supply and demand; and

     - general economic conditions.

  OUR PRINCIPAL STOCKHOLDERS OWN A SIGNIFICANT AMOUNT OF OUR COMMON STOCK, WHICH MAY GIVE THEM A CONTROLLING INFLUENCE OVER CORPORATE TRANSACTIONS AND MAY DELAY OR PREVENT A CHANGE IN OUR MANAGEMENT OR VOTING CONTROL.


     Our principal stockholders include Medicor Foundation, also referred to as Medicor, Westport Energy LLC, also referred to as WELLC, EQT Investments, Inc., an affiliate of Equitable Resources Inc. and a successor to ERI Investments Inc., also referred to as EQT, and a group of former stockholders of Belco Oil & Gas Corp., also referred to as the Belfer Group. EQT, Medicor, the Belfer Group and WELLC beneficially owned approximately 17.1%, 14.4%, 7.0% and 4.8%, respectively, of our outstanding common stock as of December 31, 2003, which collectively represented approximately 43.3% of our outstanding common stock as of that date. These stockholders, acting together through a termination and voting agreement, dated as of October 1, 2003, or otherwise, based on their current share ownership, may be able to influence or control the outcome of the election of directors. In addition, based on their current share ownership, these stockholders may be able to control the adoption or amendment of provisions in our articles of incorporation or bylaws and the approval of mergers and other significant corporate transactions, if they choose to act together. These factors may also delay or prevent a change in our management or voting control.


  OUR OIL AND GAS MARKETING ACTIVITIES MAY EXPOSE US TO CLAIMS FROM ROYALTY OWNERS.

     In addition to marketing our oil and gas production, our marketing activities generally include marketing oil and gas production for royalty owners. Recently, royalty owners have commenced litigation against a number of companies in the oil and gas production business claiming that amounts paid for production attributable to the royalty owners' interest violated the terms of the applicable leases and laws in various respects, including the value of production sold, permissibility of deductions taken and accuracy of quantities measured. Some of this litigation was commenced as class action suits, including two class action suits filed against Westport involving some of our Wyoming properties, and we may be required to make payments as a result of such litigation. In addition, our costs relating to the marketing of oil and gas may increase as new cases are decided and the law in this area continues to develop.

RISKS RELATED TO OUR INDEBTEDNESS

  OUR LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR CASH FLOW AND OUR ABILITY TO MAKE PAYMENTS ON OUR LONG-TERM DEBT.


     As of September 30, 2003, we had total long-term debt of approximately $726.5 million and stockholders' equity of approximately $1.2 billion. Our level of debt could have important consequences to our business, including the following:


     - it may be more difficult for us to satisfy our debt repayment obligations;

     - we may have difficulties borrowing money in the future for acquisitions, to meet our operating expenses or for other purposes;

     - the amount of our interest expense may increase because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     - we will need to use a portion of the money we earn to pay principal and interest on our debt which will reduce the amount of money we have to finance our operations and other business activities;

     - we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

     - we may be more vulnerable to economic downturns and adverse developments in our industry; and

     - our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

  ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. Our earnings may be insufficient to allow us to pay the principal and/or interest on our debt and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all. In addition, any failure to make scheduled payments of interest and/or principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Further, our failure to make scheduled payments on our outstanding indebtedness or our failure to comply with the financial and other restrictive covenants in our debt instruments could result in an event of default under such instruments. Such a default, or any bankruptcy resulting therefrom, could result in a default on the notes, could delay or preclude payment of principal of, or interest on, the notes and could otherwise adversely affect our business, financial condition and results of operations.

  WE MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. ADDITIONAL DEBT COULD EXACERBATE THE RISKS DESCRIBED ABOVE.


     Together with our subsidiaries, we may be able to incur a substantial amount of debt in the future. The restrictions in the Indenture governing terms of our debt relating to the incurrence of indebtedness are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of September 30, 2003, we had approximately $429.6 million of available unused borrowing capacity under our New Revolving Credit Facility, subject to specific requirements, including compliance with financial covenants. As of December 31, 2003, we had $262 million outstanding under the New Revolving Credit Facility and available unused borrowing capacity of approximately $164.4 million. To the extent new debt is added to our current debt levels, the risks described above could substantially increase.


                               THE EXCHANGE OFFER

     This section of the prospectus describes the material terms of the proposed exchange offer. We urge you to carefully read this entire document and the other documents referred to herein for a more complete understanding of the exchange offer.

PURPOSE OF THE EXCHANGE OFFER

     In connection with the issuance of the old notes, we entered into a registration rights agreement that provides for the exchange offer. A copy of the registration rights agreement relating to the old notes is filed as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement relating to the old notes we agreed that we would, subject to certain exceptions:

     - within 75 days after the issue date of the old notes, file a registration statement with the SEC with respect to a registered offer to exchange the old notes for the exchange notes having terms substantially identical in all material respects to the old notes (except that the exchange notes will not contain terms with respect to transfer restrictions and will have different administrative terms);

     - use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the issue date of the old notes;

     - following the declaration of the effectiveness of the registration statement, promptly offer the exchange notes in exchange for surrender of the old notes; and

     - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes.

     For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of such old note an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or, if no interest has been paid on such old note, from November 1, 2002.

     Under existing SEC interpretations, the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving the exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that such participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in this registration statement. Each broker-dealer that receives the exchange notes for its own account in exchange for the old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

     Under the registration rights agreement relating to the old notes, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in this registration statement in connection with the resale of the exchange notes for 180 days following the effective date of such registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

     A holder of old notes (other than certain specified holders) who wishes to exchange the old notes for the exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of ours, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that:

          (1) any change of law or in applicable interpretations thereof by the staff of the SEC do not permit us to effect an exchange offer; or

          (2) for any other reason we do not consummate the exchange offer within 220 days of the issue date of the old notes; or

          (3) an initial purchaser of the old notes notifies us following consummation of the exchange offer that the old notes held by it are not eligible to be exchanged for the exchange notes in the exchange offer; or

          (4) certain holders of the old notes are not eligible to participate in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

          (1) file a shelf registration statement with the SEC covering resales of the old notes or the exchange notes, as the case may be, on or prior to the date (which we call the shelf filing date) which is the 75th day after the date on which the obligation to file the shelf registration statement arises;

          (2) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 75th day after the shelf filing date; and

          (3) use our reasonable best efforts to keep the shelf registration statement effective until the earliest of (A) the time when the old notes or the exchange notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under Rule 144, (B) two years from the effective date of the shelf registration statement and (C) the date on which all old notes or exchange notes registered thereunder are disposed of in accordance therewith.

     We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the exchange notes, as the case may be. A holder selling such old notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

     We will pay additional cash interest on the applicable old notes and exchange notes, subject to certain exceptions:

          (1) if we fail to file the registration statement of which this prospectus forms a part with the SEC on or prior to the 75th day after the issue date of the old notes;

          (2) if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to the 180th day after the issue date of the old notes;

          (3) if the exchange offer is not consummated on or before the 40th day after the registration statement of which this prospectus forms a part is declared effective;

          (4) if obligated to file the shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the shelf filing date;

          (5) if obligated to file a shelf registration statement, the shelf registration statement is not declared effective on or prior to the 75th day after the shelf filing date; or

          (6) after the registration statement of which this prospectus forms a part or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions);

from and including the date on which any such default shall occur to but excluding the date on which all such defaults have been cured.


     The rate of any such additional interest will be 0.50% per annum. We will pay any such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the old notes and the exchange notes. On November 1, 2003, we paid additional interest of 0.5% per annum, which accrued from October 1, 2003, and will continue to pay such interest, accruing from November 1, 2003 until we consummate the exchange offer contemplated in this prospectus.

     All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the old notes or the exchange notes shall be deemed to include any additional interest pursuant to the registration rights agreement relating to the old notes.

     If we effect the exchange offer, we will be entitled to close the exchange offer 30 days after the commencement thereof provided that we have accepted all old notes theretofore validly tendered in accordance with the terms of the exchange offer.

BACKGROUND OF THE EXCHANGE OFFER

     We issued an aggregate of $125 million principal amount of old notes on April 3, 2003 under the Indenture. The old notes were issued as additional debt securities under the Indenture pursuant to which, on November 5, 2001, we issued $275 million principal amount of our unregistered 8 1/4% Senior Subordinated Notes Due 2011, and on December 17, 2002, we issued $300 million principal amount of our unregistered 8 1/4% Senior Subordinated Notes Due 2011, all of which were exchanged for equal principal amounts of the initial exchange notes on March 14, 2002 and March 12, 2003, respectively. The maximum principal amount of the exchange notes that will be issued in this exchange offer for the old notes is $125 million. The terms of the exchange notes and the old notes will be identical in all material respects, except for transfer restrictions and registration rights that will not apply to the exchange notes, and different administrative terms.

     The exchange notes, any old notes not exchanged in the exchange offer and the initial exchange notes will constitute a single class of debt securities under the Indenture. The exchange notes, together with any old notes that are not exchanged in the exchange offer, will represent approximately 17.9% of all notes issued under the Indenture as of the date of the closing of the exchange offer.


     The exchange notes will bear interest at a rate of 8 1/4% per year, payable semiannually on May 1 and November 1 of each year, beginning on May 1, 2004. Interest on each exchange note will accrue from November 1, 2003, the last interest payment date on which interest was paid on the old note surrendered in exchange therefor. On November 1, 2003, we also paid additional interest of 0.5% per year, which accrued from October 1, 2003, and will continue to pay such additional interest, accruing from November 1, 2003 until such time as we consummate the exchange offer contemplated herein. Holders of the exchange notes will not receive any interest on old notes tendered and accepted for exchange.


     In order to exchange your old notes for the exchange notes containing no transfer restrictions in the exchange offer, you will be required to make the following representations:

     - the exchange notes will be acquired in the ordinary course of your business;

     - you have no arrangements with any person to participate in the distribution of the exchange notes; and

     - you are not our "affiliate" as defined in Rule 405 of the Securities Act, or if you are an affiliate of ours, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not validly withdrawn in the exchange offer, and the exchange agent will deliver the exchange notes promptly after the expiration date of the exchange offer. We expressly reserve the right to delay acceptance of any of the tendered old notes or terminate the exchange offer and not accept for exchange any tendered old notes not already accepted if any conditions set forth under "-- Conditions to the Exchange Offer" have not been satisfied or waived by us or do not comply, in whole or in part, with any applicable law.

     If you tender your old notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than certain taxes described below under "-- Transfer Taxes."

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS


     The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2004, unless we extend it. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral, confirmed in writing, or written notice to the exchange agent and by making a public announcement by press release to the Dow Jones News Service prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date, provided, however, that the maximum period of time during which the exchange offer, including any extension thereof, may be in effect will not exceed 90 days. During any extension of the exchange offer, all old notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.


     To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, but are not required, to:

     - waive any condition of the exchange offer; and

     - amend any terms of the exchange offer;

in each case prior to the expiration of the exchange offer, or any extension thereof.

     Any waiver or amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. In particular, if we waive a condition with respect to one participant in the exchange, we will waive such condition with respect to all participants in the exchange. If we make a material change in the terms of the exchange offer or if we waive a material condition of the exchange offer, we will disseminate additional exchange offer materials, and we will extend the exchange offer to the extent required by law.

     We expressly reserve the right, in our sole discretion, to terminate the exchange offer if any of the conditions set forth under "-- Conditions to the Exchange Offer" exist. Any such termination will be followed promptly by a public announcement. In the event we terminate the exchange offer, we will give immediate notice to the exchange agent, and all old notes previously tendered and not accepted for exchange will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, the exchange notes will not be given to holders of old notes who have validly tendered their old notes. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder, or, in the case of the old notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "-- Procedures for Tendering Old Notes; Book-Entry Transfer," such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise requested by such holder under "-- Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

RESALE OF THE EXCHANGE NOTES

     Based on interpretations of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued under the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

     - you are acquiring the exchange notes in the ordinary course of your business; and

     - you do not intend to participate in the distribution of the exchange notes.

     If you tender old notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - you cannot rely on those interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and the secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute the exchange notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 of Regulation S-K. This prospectus may be used for an offer to resell, a resale or other re-transfer of the exchange notes only as specifically set forth in the section captioned "Plan of Distribution." Only broker-dealers that acquired the exchange notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives the exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of the exchange notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE

     We will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of:

     - the expiration date of the exchange offer; and

     - the satisfaction or waiver of the conditions specified below under "-- Conditions to the Exchange Offer."

     Except as specified above, we will not accept old notes for exchange subsequent to the expiration date of the exchange offer. Tenders of old notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

     We expressly reserve the right, in our sole discretion, to:

     - delay acceptance for exchange of old notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer; or

     - terminate the exchange offer and not accept for exchange any old notes, if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law.

     In all cases, the exchange notes will be issued only after timely receipt by the exchange agent of certificates representing old notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes, or defectively tendered old notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the exchange notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the exchange notes and transmitting them to the holders. The exchange agent will deliver the exchange notes to holders of old notes accepted for exchange after the exchange agent receives the exchange notes.

     If, for any reason, we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on its behalf, retain tendered old notes, without prejudice to our rights described in this prospectus under the captions "-- Expiration Date; Extensions; Termination; Amendments,"
"-- Conditions to the Exchange Offer" and "-- Withdrawal of Tenders," subject to Rule 14e-1 under the Securities Exchange Act of 1934, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

     If any tendered old notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more old notes than those that are tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of the old notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "-- Procedures for Tendering Old Notes; Book-Entry Transfer," such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise requested by such holder under "-- Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

     Tendering holders of old notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their old notes other than as described under the caption
"-- Transfer Taxes" or as set forth in the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner's behalf.

  TENDER OF OLD NOTES HELD THROUGH THE DEPOSITORY TRUST COMPANY

     The exchange agent and The Depository Trust Company, or DTC, have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC and received by the exchange agent that forms part of the book-entry confirmation. The agent's message states that DTC has received an express acknowledgment from the participant in DTC tendering old notes that are the subject of that book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering old notes that they have received and agree to be bound by the notice of guaranteed delivery.

  TENDER OF OLD NOTES HELD IN PHYSICAL FORM

     For a holder to validly tender old notes held in physical form:

     - the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

     - the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO US OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING OLD NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OLD NOTES WILL BE ACCEPTED.

  SIGNATURE GUARANTEES

     A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution. Eligible institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible institution if the old notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

  BOOK-ENTRY TRANSFER

     The exchange agent will seek to establish a new account or utilize an existing account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the old notes may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of old notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

  GUARANTEED DELIVERY

     If you wish to tender your old notes and:

     - certificates representing your old notes are not lost but are not immediately available;

     - time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

     - the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer;

you may tender your old notes if:

     - your tender is made by or through an eligible institution; and

     - on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus:

      - setting forth your name and address, the registered number(s) of your old notes and the principal amount of the old notes tendered;

      - stating that the tender is being made by guaranteed delivery;

      - guaranteeing that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof, properly completed and validly executed, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

  OTHER MATTERS

     Exchange notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

     - certificates for, or a timely book-entry confirmation with respect to, your old notes;

     - a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

     - any other documents required by the letter of transmittal.

     All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OLD NOTES WILL NOT BE CONSIDERED VALID. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived by us, any defect or irregularity in connection with tenders of old notes must be cured within the time that we determine. Tenders of old notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither us, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice.

     - By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes;

     - if you are a broker-dealer that will receive the exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

     - you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to the expiration date of the exchange offer.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at the address set forth below under "-- Exchange Agent"; or

     - you must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn; and

     - identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn.

     If certificates for the old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is an eligible institution.

     If the old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may re-tender properly withdrawn old notes by following one of the procedures described under "-- Procedures for Tendering Old Notes" at any time on or prior to the expiration date of the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange any old notes and we may terminate or amend the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

     - the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

     We will not be obligated to accept for exchange the old notes of any holder that has not made to us:

     - the representations described under the captions "-- Procedures for Tendering Old Notes" and "Plan of Distribution;" and

     - any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open, provided, however, that the maximum period of time during which the exchange offer, including any extension thereof, may be in effect will not exceed 90 days. Consequently, we may delay acceptance of any old notes by giving oral or written notice of an extension to their holders. During an extension, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. By public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we amend the exchange offer in a manner that we consider material, we will disclose the amendment in the manner required by applicable law.

     These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer, or any extension thereof, in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right.

     We will not accept for exchange any old notes tendered, and will not issue the exchange notes in exchange for any old notes, if at any time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the transfer and exchange of old notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the record holder or any other person, if:

     - delivery of the exchange notes, or certificates for old notes for principal amounts not exchanged, are to be made to any person other than the record holder of the old notes tendered;

     - tendered certificates for old notes are recorded in the name of any person other than the person signing any letter of transmittal; or

     - a transfer tax is imposed for any reason other than the transfer and exchange of old notes under the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your old notes for the exchange notes in the exchange offer, you will remain subject to restrictions on transfer of the old notes:

     - as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - as otherwise set forth in the prospectus distributed in connection with the private offering of the old notes.

     In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement relating to the old notes, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC, you may offer for resale, resell or otherwise transfer the exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     - you are not an "affiliate" within the meaning of Rule 405 under the Securities Act;

     - you acquired the exchange notes in the ordinary course of your business; and

     - you have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer.

     If you tender old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes:

     - you cannot rely on the applicable interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

EXCHANGE AGENT

     The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

  By Registered or Certified Mail    By Hand or Overnight Delivery      Facsimile Transmission
       The Bank of New York              The Bank of New York        (Eligible Institutions Only)
     Reorganization Department         Lobby Level -- Corporate             (212) 298-1915
        101 Barclay Street                   Trust Window             To Confirm by Telephone or
           7 East Floor                   101 Barclay Street                      for
     New York, New York 10286          New York, New York 10286            Information Call:
        Attn: Enrique Lopez               Attn: Enrique Lopez                Enrique Lopez
                                     (Reorganization Dept/7 East)           (212) 815-2742

     Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

OTHER

     Participation in the exchange offer is voluntary, and we urge you to carefully consider whether to exchange the old notes for the exchange notes. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, on terms that may differ from the terms of the exchange offer. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales or any untendered old notes.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the old notes in like principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness or capital stock.

     We received net proceeds of approximately $131.5 million from the sale of the old notes. We used the proceeds from the sale of the old notes to redeem all of our outstanding 8 7/8% Senior Subordinated Notes due 2007 in the aggregate principal amount of approximately $123 million on May 5, 2003. The 8 7/8% Senior Subordinated Notes were redeemed at a redemption price (including redemption premiums) equal to 104.438% of principal amount, plus accrued and unpaid interest to the date of redemption. The aggregate redemption price for the 8 7/8% Senior Subordinated Notes, including redemption premiums and accrued and unpaid interest, was approximately $129.6 million. We used the remaining $1.9 million of the net proceeds from the sale of the old notes to reduce our indebtedness under the New Revolving Credit Facility.


     The New Revolving Credit Facility provides for a maximum committed amount of $600 million, an initial borrowing base of approximately $470 million and a maturity date of December 16, 2006. As of September 30, 2003, we had no borrowings under the New Revolving Credit Facility, as we paid off the amounts borrowed under the New Revolving Credit Facility out of cash flow from operations and by using a portion of the proceeds received from the sale of the old notes during the second quarter of 2003. As of September 30, 2003, we had approximately $40.4 million of letters of credit outstanding and available unused borrowing capacity of approximately $429.6 million. As of December 31, 2003, we borrowed $262 million under the New Revolving Credit Facility to fund, in part, our December 2003 acquisition of oil and natural gas assets located in South Texas from privately held United Resources. As of such date, we had approximately $73.6 million letters of credit outstanding and available unused borrowing capacity of approximately $164.4 million. The letters of credit were issued primarily in connection with the margin requirements of our oil and natural gas derivative contracts. Prior to the October 15, 2003 amendment, the New Revolving Credit Facility limited our outstanding letters of credit to $200 million. As of October 15, 2003, the New Revolving Credit Facility no longer imposes a limit on the outstanding letters of credit, provided that the amount of letters of credit outstanding on any date does not exceed the lesser of the aggregate commitments under the New Revolving Credit Facility and the borrowing base then in effect, or if the borrowing base is not in effect on such date, the aggregate commitments under the New Revolving Credit Facility. The October 15, 2003 amendment increased the borrowing base from $470 million to $500 million. The amendment also increased the basket allowed for purposes of providing cash collateral from $10 million to $20 million and deleted the requirement to file liens on properties if not rated BB+ and Ba1 at December 31, 2003.

                                 CAPITALIZATION


     The following table sets forth our cash and capitalization as of September 30, 2003. This table should be read in conjunction with our historical consolidated combined financial statements and related notes, "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and other financial information included elsewhere or incorporated by reference in this prospectus.



                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  2003
                                                              -------------
                                                               (DOLLARS IN
                                                               THOUSANDS)
Cash........................................................   $  127,378
Total debt:
  New Revolving Credit Facility.............................   $       --
  8 7/8% Senior Subordinated Notes due 2007(1)..............           --
  8 1/4% Senior Subordinated Notes Due 2011(2)..............      700,000
                                                               ----------
     Total debt.............................................      700,000
                                                               ----------
Stockholders' equity:
  Preferred stock...........................................           29
  Common stock..............................................          673
  Additional paid-in-capital................................    1,157,661
  Other comprehensive income................................      (41,184)
  Treasury stock............................................         (576)
  Retained earnings.........................................       57,101
                                                               ----------
     Total stockholders' equity.............................    1,173,704
                                                               ----------
     Total capitalization...................................   $1,873,704
                                                               ==========


---------------

(1) On May 5, 2003, we redeemed all of our outstanding 8 7/8% Senior Subordinated Notes due 2007 with the net proceeds from the offering of $125 million of our 8 1/4% Senior Subordinated Notes Due 2011, issued on April 3, 2003. The remaining net proceeds were used to reduce our indebtedness under the New Revolving Credit Facility.


(2) These note balances are stated at face value and do not reflect the mark to market fair value of interest rate swaps totaling $11.8 million and the premium of 14.7 million recorded on the issuance of the 8 1/4% Senior Subordinated Notes Due 2011 on December 17, 2002 and April 3, 2003 that are included in the total debt balance on the balance sheet as of September 30, 2003.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW REVOLVING CREDIT FACILITY


     On December 17, 2002, we entered into a revolving credit facility with JPMorgan Chase Bank, Credit Suisse First Boston Corporation and certain other lenders party thereto, as amended on October 15, 2003, also referred to as the New Revolving Credit Facility, to replace our previous revolving credit facility. The New Revolving Credit Facility provides for a maximum committed amount of $600 million and an initial borrowing base of approximately $470 million. The facility matures on December 16, 2006. We made borrowings under the New Revolving Credit Facility to refinance our outstanding indebtedness under our previous revolving credit facility and to pay general corporate expenses.


     Advances under the New Revolving Credit Facility are in the form of either an ABR loan or a Eurodollar loan. The interest on an ABR loan is a fluctuating rate based upon the highest of:

     - the rate of interest announced by JP Morgan Chase Bank, formerly known as The Chase Manhattan Bank, as its prime rate;

     - the secondary market rate for three month certificates of deposits plus 1%; or

     - the Federal funds effective rate plus 0.5%,

in each case plus a margin of 0% to 0.625% based upon the ratio of total debt to EBITDAX, as defined below, and the ratings of our senior unsecured debt as issued by Standard and Poor's Rating Group and Moody's Investor Services, Inc. EBITDAX is a financial measure calculated in accordance with methodologies other than Generally Accepted Accounting Principals, or GAAP, which measure is defined to mean for purposes of the New Revolving Credit Facility as net income of the Company and its restricted subsidiaries determined on a consolidated basis in accordance with GAAP, plus (a) to the extent deducted from revenues in determining consolidated net income, (i) the aggregate amount of consolidated interest expense, (ii) the aggregate amount of letter of credit fees paid, (iii) the aggregate amount of income tax expense and (iv) all amounts attributable to depreciation, depletion, exploration, amortization and other non-cash charges and expenses, minus (b) to the extent included in revenues in determining consolidated net income, all non-cash extraordinary income, in each case determined on a consolidated basis in accordance with GAAP and without duplication of amounts.

     The interest on a Eurodollar loan is a fluctuating rate based upon the rate at which Eurodollar deposits in the London interbank market are quoted plus a margin of 1.000% to 1.875% based upon the ratio of total debt to EBITDAX and the ratings of our senior unsecured debt as issued by Standard and Poor's Rating Group and Moody's Investor Service, Inc.

     The New Revolving Credit Facility contains various covenants and default provisions applicable to us and our restricted subsidiaries, including two financial covenants that require us to maintain a current ratio of not less than
1.0 to 1.0 and a ratio of EBITDAX to consolidated interest expense for the preceding four consecutive fiscal quarters of not less than 3.0 to 1.0. Commitment fees under the New Revolving Credit Facility range from 0.25% to 0.5% on the average daily amount of the available unused borrowing capacity based on the rating of our senior unsecured debt as issued by Standard and Poor's Rating Group and Moody's Investor Service, Inc.

     Under the terms of the New Revolving Credit Facility the we must meet certain tests before we are able to declare or pay any dividend on (other than dividends payable solely in equity interests of the Company other than disqualified stock), or make any payment of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of equity interests of us or any of our restricted subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any restricted subsidiary. Other covenants include restrictions on incurring additional indebtedness, liens, and guarantee obligations; limitations on fundamental changes and sales of assets; restrictions on making certain investments, loans or advances; limitations on optional redemption of subordinated indebtedness; restrictions on transacting with affiliates, changing lines of business and entering into certain hedging agreements; and limitations on sale and leasebacks and use of proceeds.


     As of September 30, 2003, we had no borrowings under the New Revolving Credit Facility, as we paid off the amounts borrowed under the New Revolving Credit Facility out of cash flow from operations and by using a portion of the proceeds received from the sale of the old notes during the second quarter of 2003. As of September 30, 2003, we had approximately $40.4 million of letters of credit outstanding and available unused borrowing capacity of approximately $429.6 million. As of December 31, 2003, we borrowed $262 million under the New Revolving Credit Facility to fund, in part, our December 2003 acquisition of oil and natural gas assets located in South Texas from privately held United Resources. As of such date, we had approximately $73.6 million letters of credit outstanding and available unused borrowing capacity of approximately $164.4 million. The letters of credit were issued primarily in connection with the margin requirements of our oil and natural gas derivative contracts. Prior to the October 15, 2003 amendment, the New Revolving Credit Facility limited our outstanding letters of credit to $200 million. As of October 15, 2003, the New Revolving Credit Facility no longer imposes a limit on the outstanding letters of credit, provided that the amount of letters of credit outstanding on any date does not exceed the lesser of the aggregate commitments under the New Revolving Credit Facility and the borrowing base then in effect, or if the borrowing base is not in effect on such date, the aggregate commitments under the New Revolving Credit Facility.



     The October 15, 2003 amendment increased the borrowing base from $470 million to $500 million. The amendment also increased the basket allowed for purposes of providing cash collateral from $10 million to $20 million and deleted the requirement to file liens on properties if not rated BB+ and Ba1 at December 31, 2003.


8 1/4% SENIOR SUBORDINATED NOTES DUE 2011


     On April 3, 2003, we issued $125 million in additional principal amount of our 8 1/4% Senior Subordinated Notes Due 2011 pursuant to Rule 144A and Regulation S under the Securities Act at a price of 106% of the principal amount, with accrued interest from November 1, 2002, also referred to as the old notes. The old notes were issued as additional debt securities under the Indenture pursuant to which, on November 5, 2001, we issued $275 million of our 8 1/4% Senior Subordinated Notes Due 2011 and, on December 17, 2002, we issued $300 million of our 8 1/4% Senior Subordinated Notes Due 2011. All of the 2001 notes and 2002 notes were subsequently exchanged on March 14, 2002 and March 12, 2003, respectively, for equal principal amounts of notes having substantially identical terms and registered under the Securities Act, also referred to as the initial exchange notes. We used the proceeds from the sale of the old notes to fund the redemption of our 8 7/8% Senior Subordinated Notes due 2007 (described below) on May 5, 2003 and to reduce our indebtedness under the New Revolving Credit Facility. We have agreed to file this exchange offer registration statement or, under certain circumstances, a shelf registration statement, pursuant to a registration rights agreement relating to the old notes. On November 1, 2003, we paid additional interest of 0.5% per annum on the 2003 notes, which accrued from October 1, 2003, and will continue to pay such additional interest, accruing from November 1, 2003 until we consummate the exchange offer contemplated in this prospectus. We are currently offering to exchange up to $125 million aggregate principal amount of new 8 1/4% Senior Subordinated Notes Due 2011, also referred to as the exchange notes, that have been registered under the Securities Act for an equal principal amount of old notes.



     The notes are senior subordinated unsecured obligations of Westport and are fully and unconditionally guaranteed on a senior subordinated basis by some of our existing and future restricted subsidiaries. The notes mature on November 1, 2011. We pay interest on the notes semiannually on May 1 and November 1. Our last interest payment on the old notes was November 1, 2003, and our first interest payment on any exchange notes will be May 1, 2004. We are entitled to redeem the notes in whole or in part on or after November 1, 2006 for the redemption price set forth in the notes. Prior to November 1,

2006, we are entitled to redeem the notes, in whole but not in part, at a redemption price equal to the principal amount of the notes plus a premium. There is no sinking fund for the notes.

     The Indenture governing the notes limits what we and our restricted subsidiaries do. The provisions of the Indenture limit our and such subsidiaries ability to incur additional indebtedness; pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness; make investments; incur liens; create any consensual limitation on the ability of our restricted subsidiaries to pay dividends, make loans or transfer property to us; engage in transactions with our affiliates; sell assets, including capital stock of our subsidiaries; and consolidate, merge or transfer assets. During any period that the notes have investment grade ratings from both Moody's Investors Service, Inc. and Standard and Poor's Ratings Group and no default has occurred and is continuing, the foregoing covenants will cease to be in effect with the exception of covenants that contain limitations on liens and on, among other things, certain consolidations, mergers and transfers of assets. The notes do not currently qualify as investment grade.

8 7/8% SENIOR SUBORDINATED NOTES DUE 2007

     In connection with the merger with Belco, we assumed $147 million face amount, $149 million fair value, of Belco's 8 7/8% Senior Subordinated Notes due 2007. On November 1, 2001, approximately $24.3 million face amount of these notes was tendered to us pursuant to the change of control provisions of the related indenture. The tender price was equal to 101% of the principal amount of each note plus accrued and unpaid interest as of October 29, 2001. Including the premium and accrued interest, the total amount paid was $24.8 million. We used borrowings under our previous revolving credit facility to fund the repayment. No gain or loss was recorded in connection with the redemption as the fair value of the 8 7/8% Senior Subordinated Notes due 2007 recorded in connection with the merger with Belco equaled the redemption cost. On May 5, 2003, we redeemed all of our outstanding 8 7/8% Senior Subordinated Notes due 2007 in the aggregate principal amount of approximately $123 million at a total redemption price of approximately $129.6 million. The redemption was funded with the net proceeds from the offering of the old notes. The remaining net proceeds were used to reduce our indebtedness under the New Revolving Credit Facility.

                       DESCRIPTION OF THE EXCHANGE NOTES

     Westport Resources Corporation will issue the exchange notes under an indenture, dated as of November 5, 2001, as supplemented by the First Supplemental Indenture, dated as of December 31, 2001, the Second Supplemental Indenture, dated as of December 17, 2002, and the Third Supplemental Indenture, dated as of April 3, 2003, among itself, the subsidiary guarantors from time to time parties thereto and The Bank of New York, as Trustee (the "Indenture"). The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes:

     - have been registered under the Securities Act;

     - will not bear legends restricting the transfer thereof;

     - will not be entitled to certain registration rights under the registration rights agreement relating to the old notes; and

     - will have different administrative terms.

The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

     Certain terms used in this description are defined under the subheading "-- Certain Definitions." In this description, the words "Company," "we," "us" and "our" refer only to Westport Resources Corporation and not to any of its subsidiaries.

     On November 5, 2001, we issued $275 million aggregate principal amount of 8 1/4% Senior Subordinated Notes Due 2011 and on December 17, 2002, we issued $300 million aggregate principal amount of 8 1/4% Senior Subordinated Notes Due 2011 under the Indenture. The 2001 notes and the 2002 notes were subsequently exchanged for equal principal amounts of notes registered under the Securities Act, or the initial exchange notes. If the exchange offer is consummated, holders of old notes that do not exchange their old notes for exchange notes will vote together with holders of the exchange notes, the initial exchange notes and, if applicable, any holders of additional notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, the initial exchange notes and, if applicable, any additional notes, and the holders of the old notes, the exchange notes, the initial exchange notes and the additional notes will vote together as a single class.

     All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange offer is consummated, the percentage in aggregate principal amount of the old notes, the exchange notes, the initial exchange notes and the additional notes then outstanding, if any. The exchange notes, together with any old notes not exchanged in the exchange offer, will represent approximately 17.9% of all the notes issued under the Indenture as of the date of the closing of the exchange offer.

     The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the exchange notes. You may request copies of the Indenture at our address set forth under the heading "Where You Can Find More Information." Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Exchange Notes," references to the "notes" include the initial exchange notes, the old notes, the exchange notes and any additional notes actually issued under the Indenture.

BRIEF DESCRIPTION OF THE EXCHANGE NOTES

     The exchange notes:

     - are unsecured senior subordinated obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company;

     - are guaranteed by each Subsidiary Guarantor; and

     - have been registered under the Securities Act.

PRINCIPAL, MATURITY AND INTEREST

     We will issue up to $125 million principal amount of exchange notes in this exchange offer in exchange for any and all of our old notes. We will issue the exchange notes in denominations of $1,000 and any integral multiple of $1,000. The notes will mature on November 1, 2011. Subject to our compliance with the covenant described under the subheading "-- Certain Covenants -- Limitation on Indebtedness," we are permitted to issue more notes from time to time under the Indenture ("Additional Notes") in an unlimited principal amount. The old notes constitute the second issuance of Additional Notes under the Indenture. The exchange notes, any old notes not exchanged in the exchange offer, the initial exchange notes and all subsequent Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.


     Interest on the exchange notes will accrue at the rate of 8 1/4% per annum and is payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2004. We will make each interest payment to the holders of record of the notes on the immediately preceding April 15 and October 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.


     Interest on each exchange note will accrue from November 1, 2003, the last interest payment date on which interest was paid on the old note surrendered in exchange thereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. On November 1, 2003, we paid additional interest of 0.5% per annum on the old notes, which accrued from October 1, 2003, and will continue to pay such additional interest, accruing from November 1, 2003 until such time as we consummate the exchange offer contemplated in this prospectus. Additional interest may accrue on the notes in certain other circumstances pursuant to the applicable Registration Rights Agreement.


OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the notes at our option prior to November 1, 2006.

     On and after November 1, 2006, we will be entitled at our option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2006........................................................   104.125%
2007........................................................   102.750%
2008........................................................   101.375%
2009 and thereafter.........................................   100.000%

     In addition, before November 1, 2004, we may at our option on one or more occasions redeem notes, which include subsequent Additional Notes, if any, in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes, which includes subsequent Additional Notes, if any, issued prior to the redemption date, at a redemption price (expressed as a percentage of principal amount) of 108.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings. The Company's right of optional redemption described in the immediately preceding sentence is subject to the following conditions:

          (1) at least 65% of such aggregate principal amount of notes, which includes subsequent Additional Notes, if any, remains outstanding immediately after the occurrence of each such redemption, other than notes held, directly or indirectly, by the Company or its Affiliates; and

          (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

     We will be entitled, at our option, at any time as a whole prior to November 1, 2006, to redeem the notes, which include subsequent Additional Notes, if any, at a redemption price equal to the sum of:

          (1) the principal amount thereof, plus

          (2) accrued and unpaid interest, if any, to the redemption date, plus

          (3) the Applicable Premium at the redemption date.

SELECTION AND NOTICE OF REDEMPTION

     If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions
"-- Change of Control" and "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase notes in the open market or otherwise.

GUARANTIES

     The Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the notes. The Subsidiary Guarantors include substantially all of our Subsidiaries existing on the Old Note Issue Date and, subject to certain exceptions, will include any of our future Restricted Subsidiaries that Incur Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Related to the Exchange
Notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness, including guarantees and other contingent liabilities, of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- Risks Related to the Exchange Notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of that Subsidiary Guarantor; or

          (2) upon the sale or disposition of all or substantially all the assets of that Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture.

RANKING

  SENIOR INDEBTEDNESS VERSUS NOTES

     The payment of the principal of, premium, if any, and interest on the notes and any other payment obligation of the Company in respect of the notes (including any obligation to purchase notes) and the payment of any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary Guarantor under the New Revolving Credit Facility.


     As of September 30, 2003, the Company and the Subsidiary Guarantors had no outstanding Senior Indebtedness. During the second quarter of 2003, the Company paid off the amounts previously borrowed under the New Revolving Credit Facility out of cash flow from operations and by using a portion of the proceeds received from the sale of the old notes. As of December 31, 2003, the Company and the Subsidiary Guarantors had $262 million in Senior Indebtedness outstanding, which was incurred in connection with the December 2003 acquisition of oil and natural gas properties located in South Texas from privately held United Resources.



     Although the Indenture contains limitations on the amount of Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial, and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain
Covenants -- Limitation on Indebtedness." As of September 30, 2003, the Company had approximately $429.6 million of available unused borrowing capacity under the New Revolving Credit Facility, subject to specific requirements, including compliance with financial covenants. As of December 31, 2003, the Company had approximately $164.4 million of available unused borrowing capacity under the New Revolving Credit Facility, subject to the above-referenced requirements.


  LIABILITIES OF SUBSIDIARIES VERSUS NOTES

     A substantial portion of our operations are conducted through our subsidiaries. Some of our subsidiaries are not guaranteeing the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors, and preferred stockholders, if any, of such non-guarantor subsidiaries.


     As of September 30, 2003, our subsidiaries (other than the Subsidiary Guarantors existing as of the Old Note Issue Date) had no significant liabilities. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "-- Certain
Covenants -- Limitation on Indebtedness."


  OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

     As of September 30, 2003:


          (1) the face value of the Company's Senior Subordinated Indebtedness was $700 million, consisting of $125 million of the old notes and $575 million of Senior Subordinated Indebtedness evidenced by the initial exchange notes; and

          (2) the face value of the Senior Subordinated Indebtedness of the Subsidiary Guarantors was $700 million, consisting of their respective Guarantees of Senior Subordinated Indebtedness of the Company represented by the notes.

     We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

PAYMENT OF NOTES

     We are not permitted to pay principal of, premium, if any, or interest on the notes or any other payment obligation of the Company in respect of the notes (including any obligation to purchase the notes) or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not purchase, redeem or otherwise retire any notes (collectively, "pay the notes") if either of the following occurs (a "Payment Default"):

          (1) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Indebtedness of the Company occurs; or

          (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. If a distribution is made to holders of the notes that, due to the foregoing provisions limiting payments on the notes, should not have been made to them, such holders of the notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear. Regardless of the foregoing, we are permitted to pay the notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

     During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

          (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

     Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the notes after the end of such Payment Blockage Period. The notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

          (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the notes are entitled to receive any payment;

          (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of notes may receive certain Capital Stock and subordinated debt obligations; and

          (3) if a distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, such holders of the notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company or any Subsidiary Guarantor, if any, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     If payment of the notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration.

     A Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the notes.

     No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in the Indenture will at any time in any way be prejudiced or impaired by noncompliance by the Company or any Subsidiary Guarantor (if any) with the terms of the Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or otherwise be charged with.

The subordination provisions of the Indenture are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

     Each holder of notes by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes.

     The holders of Senior Indebtedness may, at any time and from time to time subject to the terms of such Senior Indebtedness, without the consent of or notice to the Trustee or the holders of the notes, without incurring responsibility to the holders of the notes and without impairing or releasing the subordination provided in the Indenture or the obligations hereunder of the holders of the notes to the holders of Senior Indebtedness, do any one or more of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

          (3) release any Person liable in any manner for the collection of Senior Indebtedness; and

          (4) exercise or refrain from exercising any rights against the Company and each Subsidiary Guarantor (if any) and any other Person.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "-- Defeasance."

BOOK-ENTRY, DELIVERY AND FORM

     We will issue the exchange notes in the form of one or more global notes (the "Global Exchange Note"). The Global Exchange Note will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of the Depository or its nominee. Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, and only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Exchange Note directly through the Depository if you have an account with the Depository or indirectly through organizations that have accounts with the Depository.

     The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book- entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     The Company expects that pursuant to procedures established by the Depository, upon the deposit of the Global Exchange Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such Global Exchange Note to the accounts of participants. The accounts to be credited shall be designated by the initial purchaser. Ownership of beneficial interests in the Global Exchange Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Exchange Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Exchange Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Exchange Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related notes evidenced by the Global Exchange Note for all purposes of such notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Exchange Note, you will not be entitled to have the notes represented by the Global Exchange Note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under the Global Exchange Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Exchange Note desires to take any action that the Depository, as the holder of the Global Exchange Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal of, premium, if any, and interest on notes represented by the Global Exchange Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Exchange Note.

     We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Exchange Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Exchange Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Note for any exchange note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Exchange Note owning through such participants.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     Subject to certain conditions, the exchange notes represented by the Global Exchange Note are exchangeable for certificated notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

          (1) the Depository notifies us that it is unwilling or unable to continue as Depository for the Global Exchange Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

          (2) we in our discretion at any time determine not to have all the exchange notes represented by the Global Exchange Note; or

          (3) a default entitling the holders of the notes to accelerate the maturity thereof has occurred and is continuing.

     Any exchange notes that are exchangeable as described above are exchangeable for certificated notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Exchange Note is not exchangeable, except for a Global Exchange Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear a restrictive legend (unless we determine that a restrictive legend is not required in accordance with applicable law), subject, with respect to such certificated notes, to the provisions of such legend.

SAME-DAY PAYMENT

     The Indenture requires us to make payments in respect of notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     Upon the closing of the offering of the old notes, we, the Subsidiary Guarantors and the initial purchaser entered into the Registration Rights Agreement relating to the old notes, which provides for this exchange offer. A copy of the Registration Rights Agreement relating to the old notes is filed as an exhibit to the registration statement of which this prospectus is a part. Please read the section captioned "The Exchange Offer" for more details regarding the terms of the Registration Rights Agreement relating to the old notes and the exchange offer.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events, each a "Change of Control", then unless the Company shall have exercised its right to redeem all the notes, each noteholder shall have the right to require that the Company repurchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date:

          (1) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than any one or more of the Permitted Holders, is or becomes the "beneficial owner", as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders

             (A) beneficially own, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person, and

             (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors.

          For the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity if:

        - such other person is the beneficial owner (as defined in this clause
          (1)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent entity;

        - the Permitted Holders beneficially own, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity; and

        - the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, together with

             (A) any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, and

             (B) any representative of a Permitted Holder cease for any reason to constitute a majority of the Board of Directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than a Permitted Holder), other than a transaction following which

             (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and

             (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the notes and a Subsidiary of the transferor of such assets.

     Unless the Company has exercised its right to redeem all the notes and shall have delivered an irrevocable notice of redemption to the Trustee, then within 30 days following any Change of Control, we will mail a notice to each noteholder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

     The New Revolving Credit Facility prohibits us from purchasing any notes except in certain specified circumstances if our senior unsecured debt rating is BB or less by S&P or Ba2 or less by Moody's, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of a Change of Control, the terms of the New Revolving Credit Facility prohibit the Company from making a Change of Control Offer or from purchasing the notes pursuant thereto, the Company shall, prior to the mailing of the notice to noteholders described in the preceding paragraph, but in any event within 30 days following any Change of Control:

          (1) repay in full all Indebtedness outstanding under the New Revolving Credit Facility or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or

          (2) obtain the requisite consent under the New Revolving Credit Facility to permit the purchase of the notes as described above.

     The Company must first comply with the covenant described above before it will be required to purchase notes in the event of a Change of Control, provided, however, that the Company's failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a default described in clause (4) under "-- Defaults" below (and not under clause (2) thereof). As a result of the foregoing, a holder of the notes may not be able to compel the Company to purchase the notes unless the Company is able at the time to refinance all Indebtedness outstanding under the New Revolving Credit Facility or obtain requisite consents under the New Revolving Credit Facility.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchaser. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness." Such restrictions can be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. The covenants set forth in the Indenture may not afford noteholders protection in the event of a highly leveraged transaction.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

     The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

  COVENANT SUSPENSION

     During any period that the notes have a rating equal to or higher than BBB-by S&P and Baa3 by Moody's ("Investment Grade Ratings") and no Default has occurred and is continuing, the Company and the Restricted Subsidiaries will not be subject to the following covenants:

          (a) paragraphs (a) through (d) of the covenant described under "-- Limitation on Indebtedness;"

          (b) "-- Limitation on Restricted Payments;"

          (c) "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries;"

          (d) "-- Limitation on Sales of Assets and Subsidiary Stock;"

          (e) "-- Limitation on Affiliate Transactions;"

          (f) clause (3) of the covenant described under "-- Merger and Consolidation;" and

          (g) "-- Future Guarantors,"

(collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently one or both of S&P and Moody's downgrades the rating assigned to the notes below BBB-, in the case of S&P, and below Baa3, in the case of Moody's, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and, with respect to Restricted Payments proposed to be made after the time of such downgrade, the permissibility of such proposed Restricted Payments will be calculated in accordance with the terms of the covenant described below under "-- Limitation on Restricted Payments" as though such covenant had been in effect since the Issue Date. The notes do not currently qualify as investment grade.

     Subject to the provisions described under "Amendments and Waivers," if the Indenture is amended by eliminating the subordination provisions contained therein, including those set out in paragraph (e) of the covenant described under "-- Limitation on Indebtedness," in connection with achieving Investment Grade Ratings for the notes or otherwise, then, in addition to the suspension of the Suspended Covenants described above and the suspension of the covenant described under "-- Limitation on Liens," the Indenture will also be amended by adding covenants, in the form attached as an annex to the Indenture, limiting the Company and the Restricted Subsidiaries' ability to Incur or permit to exist Liens on their properties or enter into any Sale/Leaseback Transactions.

  LIMITATION ON INDEBTEDNESS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.5 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

          (1) Indebtedness Incurred pursuant to Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of

             (A) $500 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" and

             (B) $250 million plus 20% of ACNTA as of the date of such Incurrence;

          (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that

             (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and

             (B) if the Company is the obligor on such Indebtedness, unless such Indebtedness is owing to a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

          (3) the notes (excluding the old notes, the exchange notes and any other Additional Notes) and all Subsidiary Guaranties;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant) including the Existing Notes;

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date such Subsidiary became a Restricted Subsidiary or was acquired by the Company and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary or, so long as such Restricted Subsidiary has no liability with respect to such Refinancing Indebtedness, by the Company or a Subsidiary Guarantor;

          (7) Indebtedness consisting of Guarantees of production or payment with respect to Production Payments; provided, however, that the Net Present Value of the reserves related to such Production Payments shall not exceed 2.5% of ACNTA at the time of Incurrence;

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

          (8) Hedging Obligations consisting of Interest Rate Agreements related to Indebtedness outstanding on the Issue Date or permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to the Indenture;

          (9) Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

          (10) obligations in respect of performance, bid and surety bonds, including Guarantees and letters of credit functioning as or supporting such performance, bid and surety bonds, completion guarantees and other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business (in each case other than for an obligation for money borrowed);

          (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (12) Indebtedness consisting of any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness of the Company or a Subsidiary Guarantor outstanding on the Issue Date or permitted by the Indenture to be Incurred by the Company or a Subsidiary Guarantor;

          (13) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement or carrying cost of assets used in the business of the Company and its Restricted Subsidiaries and related financing costs, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause, in an aggregate principal amount at any one time outstanding not to exceed $20 million;

          (14) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

          (15) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

          (16) Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
     (1) through (15) above or paragraph (a)) does not exceed $25 million, of which not more than $10 million may be Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors.

     (c) Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above (including paragraph (a) above),

          (1) the Company, in its sole discretion may classify such item of Indebtedness at the time of Incurrence, in any manner in compliance with this covenant,

          (2) the Company will only be required to include the amount and type of such Indebtedness in one of the above categories and

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

          (3) the Company will be entitled to divide and classify such item of Indebtedness in more than one of the categories of Indebtedness described above.

     (e) Notwithstanding paragraphs (a) and (b) above, the Company will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in right of payment to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person.

  LIMITATION ON RESTRICTED PAYMENTS

     (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

             (B) 100% of the aggregate Net Cash Proceeds or the fair market value of property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or assets used in the Oil and Gas Business) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

             (C) the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issuance or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; provided, however, that if such employee stock ownership plan or trust Incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount shall be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made from time to time by such employee stock ownership plan or trust with respect to such Indebtedness; plus

             (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

             (E) an amount equal to the sum of

                (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and

                (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, such excess shall not be included in this clause (E) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses
           (A)-(D); plus

             (F) $15.0 million.

     (b) The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent issuance or sale of, or made by conversion into or exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from one or more of its shareholders; provided, however, that

             (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments, and

             (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence or sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Disqualified Stock of the Company or a Subsidiary Guarantor made by conversion into or exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) of, Disqualified Stock of the Company which is permitted to be issued pursuant to the covenant described under "-- Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments at the time of payment;

          (5) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that

             (A) the aggregate amount of such purchases, redemptions and other acquisitions and retirements (excluding amounts representing cancellation of Indebtedness) shall not exceed $2.0 million in any calendar year, and

             (B) such purchases, redemptions and other acquisitions and retirements shall be excluded in the calculation of the amount of Restricted Payments;

          (6) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this covenant; provided, however, that such payment will be excluded in the calculation of the amount of Restricted Payments;

          (7) so long as no Default has occurred and is continuing, the declaration and payment of regularly accruing dividends to holders of any class or series of Designated Preferred Stock of the Company issued on or after the Issue Date; provided, however, that

             (A) at the time of the designation of such Preferred Stock as Designated Preferred Stock, and after giving effect to such designation on a pro forma basis (for purposes of making determinations on a pro forma basis pursuant to this clause (7), treating all dividends which will accrue on such Designated Preferred Stock during the four full fiscal quarters immediately following such issuance, as well as all other Designated Preferred Stock then outstanding, as if the same will in fact be, or have in fact been, paid in cash), the Company would have been able to incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness;" and

             (B) such declaration and payment shall be excluded from the calculation of Restricted Payments;

          (8) so long as no Default has occurred and is continuing, any declaration or payment of dividends and other distributions in respect of, and any purchase, redemption or other acquisition or retirement for value of, the Existing Preferred Stock; provided, however, that such dividends, distributions, purchases, redemptions or other acquisitions or retirements for value will be excluded from the calculation of Restricted Payments;

          (9) Restricted Payments in or to the Company or any of its Restricted Subsidiaries; provided, however, that such Restricted Payments will be excluded from the calculation of Restricted Payments; or

          (10) upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the offer to repurchase the notes pursuant to the covenants described under "-- Change of Control" above or "-- Limitation on Sales of Assets and Subsidiary Stock" below, (including the purchase of all notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that

             (A) at the time of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, no Default shall have occurred and be continuing (or would result therefrom), and

             (B) such purchase, repurchase redemption, defeasance or other acquisition and retirement for value will be excluded in the calculation of the amount of Restricted Payments.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment.

     For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this covenant.

  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

     (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,

     (b) make any loans or advances to the Company or

     (c) transfer any of its property or assets to the Company, except:

          (1) with respect to clauses (a), (b) and (c),

             (A) any encumbrance or restriction pursuant to an agreement governing Indebtedness, Capital Stock and other agreements or instruments in effect at or entered into on the Issue Date, including the Revolving Credit Facility, the Indenture, the notes and the Subsidiary Guaranties;

             (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary or Capital Stock or other agreement or instrument of such Restricted Subsidiary in existence on or prior to the date on which such Restricted Subsidiary was acquired (including by merger or otherwise) by the Company or otherwise becomes a Restricted Subsidiary (other than Indebtedness Incurred, Capital Stock issued or agreements or instruments entered into as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

             (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing in whole or in part of Indebtedness Incurred, Capital Stock issued or agreements or instruments entered into pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or clause (B) of clause (2) of this covenant or contained in any amendment to, or modification, restatement, renewal, increase, supplement, replacement, or extension of, an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or clause (B) of clause (2) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, increase, supplement, replacement or extension agreement are not materially more restrictive, taken as a whole, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

             (D) any customary restriction with respect to a Restricted Subsidiary imposed pursuant to a merger agreement or an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (E) customary encumbrances and restrictions contained in agreements of the types described in the definition of the term "Permitted Business Investments;"

             (F) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders' agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and

          (2) with respect to clause (c) only,

             (A) any such encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting or sublicensing) in leases governing leasehold interests and licenses to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder;

             (B) encumbrances and restrictions contained in any agreement, instrument or Capital Stock assumed by the Company or any of its Restricted Subsidiaries or for which any of them becomes liable as in effect at the time of such transaction (except to the extent such agreement, instrument or Capital Stock was entered into in connection with or in contemplation of such transaction), which encumbrances and restrictions are not applicable to any assets other than assets acquired in connection with such transaction and all improvements, additions and accessions thereto and products and proceeds thereof;

             (C) restrictions contained in credit agreements, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

             (D) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

             (E) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

             (F) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or such Restricted Subsidiary.

  LIMITATION ON LIENS

     The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien securing Indebtedness of any kind except for Permitted Liens, on or with respect to any of its assets, whether owned at the Issue Date or thereafter acquired, unless

     (A) in the case of any Lien securing Subordinated Obligations, the notes are secured by a Lien on such assets that is senior in priority to such Lien and

     (B) in the case of any other Lien, the notes are either secured equally and ratably with such Indebtedness or are secured by a Lien on such assets that is senior in priority to such Lien.

  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the shares or assets subject to such Asset Disposition;

          (2) in the case of an Asset Disposition in excess of $5.0 million, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents, oil and natural gas properties or capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) first, to the extent the Company so elects, to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value Senior Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company so elects, to acquire Additional Assets or make capital expenditures in the Oil and Gas Business within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

             provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness pursuant to clause
        (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $20 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of paragraph (a)(2) above, the following are deemed to be cash or cash equivalents:

          (1) the release of, pursuant to a novation or other agreement, or the discharge of, the Company or such Restricted Subsidiary from all liability on Indebtedness in connection with such Asset Disposition; and

          (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     Notwithstanding the foregoing, the 75% limitation referred to in paragraph
(a)(2) above shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

     The requirement of clause (a)(3)(B) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

     (b) In the event of an Asset Disposition that requires the purchase of notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will

          (1) make such offer to purchase notes on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and

          (2) purchase notes tendered pursuant to an offer by the Company for the notes (and such other Senior Subordinated Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.

     If the aggregate purchase price of the notes and any other Senior Subordinated Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $20 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

  LIMITATION ON AFFILIATE TRANSACTIONS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $15 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction shall have determined in good faith

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     that the criteria set forth in clause (1) are satisfied and shall have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $30 million, the Board of Directors shall have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case not prohibited to be made pursuant to the covenant described under "-- Limitation on Restricted Payments;"

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other benefit plans approved by the Board of Directors;

          (3) loans or advances to officers, directors and employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

          (4) any transaction between or among the Company, a Restricted Subsidiary or joint venture or other Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or other Person;

          (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (6) reasonable fees and reasonable compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or the Company's senior management; and

          (7) with respect to any agreements or arrangements in effect on, or entered into on or prior to, the Issue Date, and which are disclosed in the Offering Circular dated October 31, 2001, any amendment, modification, or supplement thereto or any replacement thereof, so long as any such amendment, modification, supplement or replacement agreement or arrangement is not materially more disadvantageous to the holders of the notes than the original agreements and arrangements as in effect on the Issue Date, and any transactions contemplated by any of the foregoing agreements or arrangements.

  MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such

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

     transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness;"

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture; and

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (3) will not be applicable

     (A) to the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or part of its assets to the Company or a Subsidiary Guarantor,

     (B) to the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction within the United States of America or

     (C) at any time when the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants.

     The Successor Company (if not the Company) will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) (other than in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company complies with its obligations under the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition), the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not a Subsidiary Guarantor, such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) in the event a Guaranty Agreement is executed and delivered pursuant to clause (1) above, the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such Guaranty Agreement comply with the Indenture.

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

  FUTURE GUARANTORS

     The Company will cause each Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness Incurred pursuant to and in compliance with the last clause of paragraph (b)(16) of the covenant described under "-- Limitation on Indebtedness") to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

  SEC REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections (but without exhibits in the case of noteholders), such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

     In addition, the Company will furnish to the holders of the notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

DEFAULTS

     Each of the following is an Event of Default:

          (1) a default in the payment of interest on the notes when due, continued for 30 days;

          (2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

          (3) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Liens," "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase notes), "-- Limitation on Affiliate Transactions," "-- Future Guarantors" or
     "-- SEC Reports;"

          (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions");

          (8) any judgment or decree for the payment of money in excess of $10.0 million above the coverage under applicable insurance policies and indemnities as to which the relevant insurer or indemnitor has not disclaimed responsibility is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

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

          (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) for five days after notice or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty other than in accordance with the terms of such Subsidiary Guaranty (the "Guarantor failure provision").

     However, a default under clauses (4), (5) and (9) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

          (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

          (3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs (and such notice must specify that it is a notice of default under the Indenture). Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.
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AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

          (1) reduce the amount of notes whose holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any note;

          (3) reduce the principal of or extend the Stated Maturity of any note;

          (4) reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "-- Optional Redemption;"

          (5) make any note payable in money other than that stated in the note;

          (6) impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (7) make any change in the provisions which require each affected holder's consent to an amendment or waiver;

          (8) make any change in the ranking or priority of any note that would adversely affect the noteholders; or

          (9) make any change in any Subsidiary Guaranty that would adversely affect the noteholders in any material respect.

     Notwithstanding the preceding, the covenant described under the caption
"-- Change of Control" may be amended as described in the last paragraph of that description.

     Notwithstanding the preceding, without the consent of any holder of the notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

          (3) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

          (4) to eliminate the subordination provisions contained therein and add covenants relating to Liens and Sale/Leaseback Transactions described under "Certain Covenants -- Covenant Suspension;"

          (5) to add guarantees with respect to the notes, including any Subsidiary Guaranties, or to secure the notes;

          (6) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

          (7) to make any change that does not adversely affect the rights of any holder of the notes; or

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

          (8) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     Except as is specified in clause (4) above, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless such holder of such Senior Indebtedness (or its Representative) consents to such change or as otherwise permitted by the notes, debentures, bonds or other similar instruments evidencing such Senior Indebtedness.

     The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     At any time, we may terminate all our obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

     In addition, at any time we may terminate the subordination provisions described above under "Ranking" and our obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default and Guarantor failure provisions described under "-- Defaults" above and the limitation contained in clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture and Registrar and Paying Agent with regard to the notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. The Bank of New York is currently a lender under the New Revolving Credit Facility and we are currently in compliance with the terms of the Indebtedness owed by us to The Bank of New York under the New Revolving Credit Facility.

     The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

     The Indenture is, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (1) any property, plant, equipment or other assets used in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

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     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination:

     (a) the sum of:

          (1) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 45 days prior to the date of determination (or for the period prior to the earlier of April 1, 2002 and the date the reserve report for 2001 is available, as of June 30, 2001), which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of:

             (A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

             (B) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to:

             (C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

             (D) reductions in the estimated oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report);

        provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

          (2) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the most recent fiscal quarter ending at least 45 days prior to the date of determination;

          (3) the Net Working Capital as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination; and

          (4) the greater of (i) the net book value as of a date no earlier than the most recent fiscal quarter ending at least 45 days prior to the date of determination and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the most recent fiscal year ending at least 45 days prior to the

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     date of determination (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

     (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

          (1) minority interests;

          (2) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

          (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

          (4) the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

          (5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "ACNTA" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable). No Person shall be deemed an Affiliate of an oil and natural gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

     "Applicable Premium" means, with respect to a note at any time, the greater of (1) 1.0% of the principal amount of such note at such time and (2) the excess of (A) the present value at such time of the principal amount of such note plus any required interest payments due on such note through November 1, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

     "Asset Disposition" means any sale, lease, issuance, transfer or other disposition (or series of related sales, leases, issuances, transfers or dispositions) by the Company or any Restricted Subsidiary, including

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any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

     Notwithstanding the foregoing, the following shall be deemed not to be Asset Dispositions:

          (A) a disposition by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary;

          (B) for purposes of the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or a Permitted Investment;

          (C) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "-- Certain Covenants -- Merger and Consolidation;"

          (D) the trade or exchange by the Company or any Restricted Subsidiary of any oil or natural gas property or interest therein of the Company or such Restricted Subsidiary for any oil or natural gas property or interest therein of another Person, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the oil or natural gas property or interest therein (including any cash or cash equivalents) so traded or exchanged;

          (E) the creation of a Lien;

          (F) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

          (G) a disposition of the Capital Stock of or any Investment in any Unrestricted Subsidiary;

          (H) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (I) any disposition of defaulted receivables that arose in the ordinary course of business for collection; and

          (J) a disposition of assets with a fair market value of less than $1.0 million.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

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     "Average Life" means, as of the date of determination, with respect to any
Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Bank Indebtedness" means all obligations pursuant to any Credit
Facilities.

     "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned (if any) during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which were the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of material assets, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

          (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

     The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility, the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing, shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance shall take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments pursuant to Interest Rate Agreements;

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

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

minus, to the extent included above, write-off of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

             (B) the Company's equity in a net loss of any such Person for such period shall not be included in determining such Consolidated Net Income, except to the extent of the aggregate cash actually contributed to such Person by the Company or a Restricted Subsidiary during such period;

          (2) solely for purposes of determining the aggregate amount available for Restricted Payments under clause (a)(3) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments," any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the exclusion contained in clause (4) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain or loss, together with any related provision for taxes on such gain or loss and all related fees and expenses, realized in connection with (A) the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/ Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business

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

     and (B) the disposition of any securities of any Person or the extinguishment of any Indebtedness of the Company or any of its Subsidiaries;

          (5) extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

          (6) the cumulative effect of a change in accounting principles;

          (7) any impairment losses on oil and natural gas properties;

          (8) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS
     133); and

          (9) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(E) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

          (1) the par or stated value of all outstanding Capital Stock of the Company; plus

          (2) paid-in capital or capital surplus relating to such Capital Stock; plus

          (3) any retained earnings or earned surplus,

     less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Revolving Credit Facility) or commercial paper facilities with banks or other lenders providing revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Preferred Stock" means Preferred Stock (not constituting Disqualified Stock) of the Company (excluding any Preferred Stock issued prior to or on the Issue Date and any Preferred Stock issued in exchange or substitution therefor or in a transaction to which clause (b)(1) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" applies) that is designated as Designated Preferred Stock on or after the date of issuance thereof pursuant to an Officers' Certificate delivered to the Trustee on the designation thereof, the cash proceeds of which are excluded from the calculation set forth in clause (a)(3)(B) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments."

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

     "Designated Senior Indebtedness" with respect to a Person means:

          (1) the Bank Indebtedness; and

          (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that:

          (A) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if:

             (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable, as measured by the purchase or redemption price or the breadth of the definition of the event or events triggering such purchase or redemption obligation, to the holders of such Capital Stock than the terms applicable to the notes and described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control;" and

             (2) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto,

and (B) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or Subsidiaries of the Company or by any such plan to such employees and may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations shall not constitute Disqualified Stock.

     The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

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

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation, depletion, exploration and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

             (A) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

             (B) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion, exploration and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Existing Investments" means assets (including securities) held by the Company or any of the Restricted Subsidiaries as consideration for an Investment made on or before the Issue Date or acquired thereafter pursuant to any agreement or obligation as in effect on the Issue Date.

     "Existing Notes" means the Company's 8 7/8% Senior Subordinated Notes due 2007.

     "Existing Preferred Stock" means the Company's 6 1/2% Convertible Preferred Stock, par value $.01 per share and liquidation preference $25.00 per share.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

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     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any Indebtedness.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

     "holder" or "noteholder" means the Person in whose name a note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "-- Certain Covenants -- Limitation on Indebtedness," (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (3) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133) will be deemed not to be Incurrences of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and accrued expenses);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are

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     not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends) (and the term "Incur Indebtedness" and similar terms include issuances of such Disqualified Stock and Preferred Stock);

          (6) all obligations of the types referred to in clauses (1) through
     (5) of other Persons for which, and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, including by means of any Guarantee;

          (7) all obligations of the types referred to in clauses (1) through
     (6) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the liquidation value of such property and the amount of the obligation so secured;

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

          (9) any Guarantee by such Person of production or payment with respect to a Production Payment,

if and to the extent, in the case of obligations of the types referred to in clauses (1), (2) and (3) above, such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

     Except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute "Indebtedness."

     Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit, including by way of Guarantee (but excluding any such extension of credit made in the ordinary course of business to any customer or supplier) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by, such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value

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at the time the Investment is made and without giving effect to subsequent changes in value therein or in the consideration received in exchange for such Investment.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments:"

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means November 5, 2001.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated development costs) of more than 50% during a fiscal quarter in the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

          (1) any acquisitions during the fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

          (2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Moody's" means Moody's Investors Service, Inc.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such assets or received in any other noncash form), in each case net of:

          (1) all accounting, engineering, investment banking, brokerage, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local and other taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and any relocation expenses incurred or assumed in connection with such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and
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          (4) the deduction of appropriate amounts provided by the seller as a reserve for adjustment in respect of the sale price of the assets that were the subject of such Asset Disposition or as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     Notwithstanding the foregoing, to the extent that any or all of the Net Available Cash from an Asset Disposition made outside the United States of America is prohibited or delayed from being repatriated to the United States pursuant to applicable local law (or to the extent that the Board of Directors determines, in good faith, that repatriation of such Net Available Cash would have a material adverse tax consequence to the Company) despite reasonable effort by the Company or such Restricted Subsidiary to exclude or release those funds from such restrictions or to avoid such tax, the portion of such Net Available Cash so affected shall be deemed excluded from Net Available Cash for so long as such restrictions or material adverse tax consequences exist.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Present Value" means, with respect to any proved oil and natural gas reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the SEC in effect on October 31, 2001.

     "Net Working Capital" means:

          (1) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

          (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activities arising in the ordinary course of business, determined in accordance with GAAP.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Oil and Gas Business" means:

          (1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

          (2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil and gas obtained from unrelated Persons;

          (3) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, gas and other minerals and products produced in association therewith;

          (4) any other related energy business, including power generation and electrical transmission business in a jurisdiction outside North America where fuel required by such business is supplied, directly or indirectly, from hydrocarbons produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participates;

          (5) any business relating to oil field sales and service; and

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          (6) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.

     "Oil and Natural Gas Hedging Contract" means any oil and natural gas hedging agreement, and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

     "Old Note Issue Date" means April 3, 2003.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and natural gas through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

          (1) ownership interests in oil and natural gas properties or gathering, transportation, processing, storage or related systems; and

          (2) entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

     "Permitted Holders" means:

          (1) Robert A. Belfer, Renee E. Belfer, Laurence D. Belfer and Jack Saltz;

          (2) Saltz Investment Group, LLC, Jack & Anita Saltz Foundation, The Robert A. and Renee E. Belfer Family Foundation, Belfer Corp., Belwest Petroleum, Inc., A&B Investors, Inc., Renee Holdings Partnership, L.P., Trust for the benefit of Elizabeth Kones Belfer (T-6), Trust for the benefit of Elizabeth Kones Belfer (T-7), The Laurence D. Belfer Family Foundation, LDB Corp., Robert A. Belfer 1990 Family Trust and Vantz Limited Partnership (together with the Persons listed in clause (1), the "Belfer Group");

          (3) Westport Energy LLC, Richard J. Haas, Robert A. Haas, Eugen von Liechtenstein and Graham Garner (the "Westport Energy Group");

          (4) ERI Investments, Inc.;

          (5) the direct and indirect beneficial owners of the Persons described in clauses (2), (3) and (4);

          (6) the spouses or descendants of such individuals described or listed above;

          (7) the estates or legal representatives of the individuals described or listed above;

          (8) trusts created for the benefit of such Persons; and

          (9) entities 80% or more directly or indirectly owned by any of the preceding Persons,

provided, however, that to the extent Voting Stock beneficially owned (as defined in clause (1) of the definition of "Change of Control") by any of the Belfer Group, the Westport Energy Group or ERI Investments, Inc. (together with their respective related persons identified in clauses (5) to (9)), exceeds

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in the aggregate 30% of the Voting Stock of the Company, such Voting Stock shall be deemed not to be beneficially owned by a Permitted Holder.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will as a result of such Investment and all other related transactions, become a Restricted Subsidiary or be merged, consolidated or amalgamated with or into, or transfer or convey all or substantially all of its assets to, or be liquidated into, the Company or a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary or Person is a Related Business;

          (2) cash and Temporary Cash Investments;

          (3) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (4) payroll, travel and similar extensions of credit to cover matters that are expected at the time of such extensions of credit ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (5) extensions of credit to officers, directors and employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (6) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" or consideration received for a disposition not constituting an Asset Disposition;

          (8) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (9) any acquisitions of Capital Stock solely in exchange for Capital Stock (other than Disqualified Stock) of the Company; provided, however, that the fair market value of such Capital Stock, when taken together with all other Capital Stock acquired pursuant to this clause (9) and at the time owned by the Company or its Restricted Subsidiaries, does not exceed $10.0 million;

          (10) Hedging Obligations;

          (11) obligations of one or more officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with such individual's acquisition of shares of Capital Stock of the Company (and refinancings of the principal thereof and accrued interest thereon) so long as no net cash or other assets of the Company and its Restricted Subsidiaries is paid by the Company or any of its Restricted Subsidiaries to such individuals in connection with the acquisition of any such obligations;

          (12) Existing Investments and any Investments made with the proceeds of any dispositions thereof;

          (13) Permitted Business Investments;

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          (14) Guarantees of performance or other obligations (other than
     Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

          (15) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

          (16) any Person, not otherwise permitted to be made pursuant to clause
     (1) through (15), in an aggregate amount, which when taken together with all other Investments made on or after the Issue Date pursuant to this clause, does not exceed $20 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (1) Liens securing Senior Indebtedness;

          (2) Liens in favor of the Company or a Restricted Subsidiary;

          (3) Liens securing the notes;

          (4) Liens existing as of the Issue Date;

          (5) Liens for taxes, assessments and governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (6) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or contract incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (7) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations, including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, gas and minerals on state, Federal or foreign lands or waters);

          (8) Liens arising out of judgments, decrees, orders or awards not constituting an Event of Default;

          (9) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

          (10) Liens on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

          (11) Liens on pipeline or pipeline facilities that arise under operation of law;

          (12) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out or farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements,

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

     area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business;

          (13) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

          (14) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes for which such properties are held by the Company or such Subsidiaries;

          (15) Liens encumbering assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such assets;

          (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (17) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (18) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

          (19) set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Company or any of its Restricted Subsidiaries on deposit with or in the possession of such institutions; and

          (20) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under "Certain Covenants -- Limitation on Restricted Payments."

     In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

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     "Production Payments and Reserve Sales" means the grant or transfer to any
Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Refinance" means, in respect of any Indebtedness, to refinance or refund, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest thereon and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor which Refinances Indebtedness of the Company and (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated October 31, 2001, among the Company, Credit Suisse First Boston Corporation, Fleet Securities, Inc., Fortis Investment Services LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc., TD Securities (USA) Inc., U.S. Bancorp Piper Jaffray Inc. and subsidiary guarantors party thereto relating to the notes originally issued in November 2001, the Registration Rights Agreement dated December 17, 2002 among the Company, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc., Wachovia Securities, Inc., Fleet Securities, Inc. and subsidiary guarantors party thereto relating to the notes issued in December 2002 or the Registration Rights Agreement dated April 3, 2003 among the Company, Lehman Brothers Inc. and subsidiary guarantors party thereto relating to the old notes, whichever is applicable.

     "Related Business" means the Oil and Gas Business and any other business in which the Company or a Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary thereto.

     "Representative" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment (without duplication) of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted
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     Subsidiary, and (C) dividends or other distributions made by a Subsidiary to the holders of any class of its Capital Stock on a pro rata basis);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the Credit Agreement dated as of August 21, 2001 among the Company, the lenders referred to therein, The Chase Manhattan Bank, as Issuing Bank and Administrative Agent, Credit Suisse First Boston and Fleet National Bank, as Syndication Agents, and Fortis Capital Corp. and U.S. Bank National Association, as Documentation Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents, whether made by the Company or any Restricted Subsidiary), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or agent or group of lenders or agents.

     "S&P" means Standard and Poor's Ratings Group.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and thereafter the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) (i) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) and (ii) reimbursement obligations, fees, commissions, expenses, indemnitees and other similar amounts in respect of (A) indebtedness of such Person for money borrowed (and all Hedging Obligations directly related thereto) and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or pari passu in right

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of payment to the notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (A) any obligation of such Person to any Subsidiary;

          (B) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (D) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person;

          (E) any Disqualified Stock; and

          (F) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for the purposes of this clause
     (F) if the Trustee shall have received an Officers' Certificate of the Company at the time of such Incurrence to the effect that the Incurrence of such Indebtedness does not violate the Indenture) other than Indebtedness under (i) the Revolving Credit Facility or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Indenture.

     "Senior Subordinated Indebtedness" means, with respect to a Person, the notes and the Existing Notes (in the case of the Company), a Subsidiary Guaranty and a Guarantee of the Existing Notes (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture on the Issue Date as a guarantor and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the Indenture, in each case unless and until such Subsidiary is released from its obligations under its Subsidiary Guaranty pursuant to the terms of the Indenture.
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     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the
Company's obligations with respect to the notes.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand accounts, time deposit accounts, bankers' acceptances, overnight bank deposits, certificates of deposit and money market deposits maturing within twelve months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company is a lender under the Revolving Credit Facility or has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $10.0 million in the aggregate;

          (4) repurchase (or reverse repurchase) obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (5) investments in commercial paper issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (6) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to November 1, 2006 or, in the case of defeasance, to maturity; provided, however, that if the average life to November 1, 2006 or maturity, as the case may be, of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to November 1, 2006 or maturity, as the case may be, of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means The Bank of New York until a successor replaces it and, thereafter, means the successor.

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

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the Issue Date, except as specified in the Indenture.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below;

          (2) any Subsidiary of an Unrestricted Subsidiary; and

          (3) Belco Energy (Cayman Islands) Corp., AWM-Chile LLC and AWM-Chile Two LLC,

in each case unless and until such time as such Subsidiary is designated a Restricted Subsidiary for the purposes of the Indenture.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" (the amount of such Restricted Payment being calculated in the manner set forth in the definition of the term "Investment").

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The following is a description of the material United States Federal income tax consequences of exchanging for, holding and selling the exchange notes. Except where we state otherwise, this description deals only with the exchange notes held as capital assets, as defined in the Internal Revenue Code of 1986, as amended, or the "Code," by a United States Holder (as defined below) or a Foreign Holder (as defined below) who is the initial beneficial owner of the exchange notes.


     We do not address all of the tax consequences that may be relevant to a United States Holder or a Foreign Holder. We also do not address any of the tax consequences to holders that may be subject to special tax treatment, including banks, thrift institutions, real estate investment trusts, personal holding companies, insurance companies, and brokers and dealers in securities or currencies. Further, we do not address:

     - the United States Federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of the old notes or the exchange notes;

     - the United States Federal estate and gift or alternative minimum tax consequences of the purchase, ownership and sale of the old notes or the exchange notes;

     - the United States Federal income tax consequences to persons who hold the old notes or the exchange notes in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction or whose "functional currency" is not the United States dollar; or

     - any state, local or foreign tax consequences of the purchase, ownership and sale of the old notes or the exchange notes.

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING FOR, OWNING AND SELLING THE EXCHANGE NOTES IN LIGHT OF YOUR CIRCUMSTANCES.

     A "United States Holder" is a beneficial owner of the exchange notes who, for United States Federal income tax purposes, is:

     - an individual who is a citizen or resident of the United States;

     - a corporation or another entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof or therein;

     - an estate if its income is subject to United States Federal income taxation regardless of its source;

     - a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions; or

     - specified electing trusts that were in existence on August 20, 1996 and treated as domestic trusts on that date.

     If a partnership holds the exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding exchange notes, we urge you to consult your tax advisor.

     A "Foreign Holder" is a beneficial owner of the exchange notes other than a United States Holder.


     This description is based on the currently existing provisions of the Code, Treasury Regulations issued under the Code, and administrative judicial interpretations thereof, all as they currently exist as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions made below and that could affect the tax consequences discussed below. We have not asked, and do not intend to ask, for a ruling from the Internal Revenue Service on any of the tax consequences discussed below. Accordingly, the Internal Revenue


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


Service may take a contrary view. We have obtained an opinion of counsel addressing the material tax consequences described in this section.


UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     PAYMENT OF INTEREST ON THE EXCHANGE NOTES. Interest paid or payable on an exchange note will be taxable to a United States Holder as ordinary income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for United States Federal income tax purposes.

     EXCHANGE OFFER. The exchange of old notes for exchange notes in the exchange offer will constitute a tax-free recapitalization for United States Holders. Consequently, a United States Holder will not recognize gain or loss on the exchange, the holding period of the exchange note will include the holding period of the old note, and the basis of the exchange note will be the same as the basis of the old note immediately before the exchange.

     If a United States Holder receives additional interest, we believe it should be treated in the same manner as regular interest on the exchange notes. However, the United States Holder might instead be required to report it as income when it accrues or becomes fixed, even if the United States Holder is a cash method taxpayer.

     MARKET DISCOUNT. The holding and disposition of exchange notes may be affected by the market discount provisions of the Code. These rules generally provide that if a United States Holder purchases a debt instrument at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including payment on maturity, the lesser of such gain and the portion of the market discount that accrued while the debt instrument was held by such United States Holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a United States Holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the United States Holder disposes of the debt instrument in a taxable transaction.

     A United States Holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight-line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a United States Holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a disposition of the exchange note and the deferral of interest deductions on indebtedness related to the exchange note would not apply.

     AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the United States Holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the United States Holder's acquisition date to the obligation's maturity date. A United States Holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium. The amortizable bond premium deduction is treated as an offset to interest income on the related note for federal income tax purposes. The election to amortize bond premium, once made, applies to all taxable bonds owned by such United States Holder during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. You are urged to consult your tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

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     SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES.  Upon the sale, exchange, redemption, retirement at maturity or other disposition of an exchange note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all non-cash property received on such disposition (except to the extent such cash or property is attributable to accrued, but unpaid, interest, which will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the exchange note. A United States Holder's adjusted tax basis in an exchange note generally will equal the cost of the old note to such United States Holder, increased by any market discount previously included in income and decreased by any amortizable bond premium deducted over the term of the exchange note. Subject to market discount and amortizable bond premium rules above, gain or loss recognized on the disposition of an exchange note will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the note is more than one year. Long-term capital gain realized by individual taxpayers is generally taxable at a maximum rate of 15 percent. The deductibility of capital losses is subject to limitations.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Backup withholding and information reporting requirements may apply to payments made with respect to the exchange notes. We, or our agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding United States Federal income tax a portion of such payment not to exceed 28% (31% beginning January 1, 2011), if a United States Holder fails to furnish its taxpayer identification number (social security or employer identification number) or otherwise fails to comply with the applicable requirements of the backup withholding rules. Corporations and certain other entities are generally exempt from the backup withholding and information reporting requirements. Generally, income on the notes will be reported to non-exempt United States Holders on an applicable Internal Revenue Service Form 1099.

     Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service by the United States Holder in a timely manner.

UNITED STATES FEDERAL INCOME TAXATION OF FOREIGN HOLDERS

     PAYMENT OF INTEREST ON THE EXCHANGE NOTES. Payments of interest to a Foreign Holder that are not effectively connected to the conduct of a United States trade or business will generally not be subject to United States Federal income tax, or the withholding thereof, provided the Foreign Holder:

     - does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of our capital stock entitled to vote;

     - is not a controlled foreign corporation that is related to us through stock ownership; and

     - is not a bank receiving interest described in section 881(c)(3)(A) of the Code.

     A Foreign Holder that receives interest payments that are not effectively connected with a United States trade or business but that does not satisfy each of the three above mentioned conditions will be subject to withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

     To qualify for exemption from withholding, the last United States payor in the chain of payment prior to payment to a Foreign Holder (the "withholding agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

     - is signed by the Foreign Holder under penalties of perjury;

     - certifies that the holder of the securities is a Foreign Holder; and

     - provides the name and address of the Foreign Holder.

     The statement may be made on an Internal Revenue Service Form W-8BEN or a substantially similar form, and the Foreign Holder must inform the withholding agent of any change in the information on the statement within 30 days of any change. If the notes are held through a securities clearing organization or certain other financial institutions that are not qualified intermediaries, the organization or institution may provide a signed statement to the withholding agent along with a copy of Internal Revenue Service Form W-8BEN or a substitute form provided by the Foreign Holder. If the financial institution is a qualified intermediary, it generally will not be required to furnish a copy of the Internal Revenue Service Form W-8BEN. A qualified intermediary is a financial institution that has entered into a withholding agreement with the Internal Revenue Service.

     EXCHANGE OFFER. The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable event for Foreign Holders. Consequently, for United States Federal income tax purposes, a Foreign Holder will not recognize gain or loss on the exchange, the holding period of the exchange note will include the holding period of the old note, and the basis of the exchange note will be the same as the basis of the old note immediately before the exchange. If a Foreign Holder receives additional interest on the exchange notes, we believe it should be treated in the same manner as regular interest on the notes.

     SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES. A Foreign Holder will generally not be subject to United States federal income tax, or the withholding thereof, on any gain realized upon the sale, exchange, redemption, retirement at maturity or other disposition of the exchange notes. If, however, the gain is effectively connected with the conduct of a trade or business within the United States by the Foreign Holder or if the Foreign Holder is present in the United States for 183 days or more during the taxable year of sale, redemption, retirement or other disposition and certain other conditions are met, the Foreign Holder may be subject to income tax on all income and gains recognized.

     UNITED STATES TRADE OR BUSINESS. If a Foreign Holder holds the exchange notes in connection with a trade or business that the Foreign Holder is conducting in the United States:

     - Any interest on the exchange notes, and any gain from disposing of the exchange notes, generally will be subject to income tax as if the Foreign Holder were a United States Holder.

     - If the Foreign Holder is a corporation, the Foreign Holder may be subject to the "branch profits tax" on the earnings that are connected with Foreign Holder's United States trade or business, including earnings from the notes. This tax is 30%, but may be reduced or eliminated by an applicable United States income tax treaty.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Backup withholding and information reporting requirements do not apply to payments of interest made to Foreign Holders if the certification needed to avoid withholding tax on interest, as described above, is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of an exchange note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable United States Treasury Regulations) pays the proceeds of the sale of an exchange note effected outside the United States to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by or through a foreign office of a broker of principal and interest or the proceeds of a sale of an exchange note effected outside the United States if that broker has specified types of relationships with the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met or the Foreign Holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding at a rate not to exceed 30% (31% beginning January 1, 2011) and information reporting unless the holder certifies, under penalties of perjury, in the manner required as to its Foreign Holder status or otherwise establishes an exemption.

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                              PLAN OF DISTRIBUTION

     Based on interpretations of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

     - you are acquiring the exchange notes in the ordinary course of your business; and

     - you do not intend to participate in the distribution of the exchange notes.

     If you tender old notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - you cannot rely on those interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and the secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

     Each broker-dealer that receives the exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes. In addition, until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sales of the exchange notes by broker-dealers. The exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the exchange offer is completed we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay the expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by the holders of old notes, and will indemnify the holders of the old notes (including any broker-dealers) against related liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain matters related to the exchange offer will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Brown, Drew & Massey, LLP as to matters of Wyoming law, Woodburn and Wedge as to matters of Nevada law and Howard L. Boigon, General Counsel of Westport, as to matters of Colorado law. Certain matters related to material U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the exchange notes will be passed upon by Akin Gump Strauss Hauer & Feld LLP. Akin Gump Strauss Hauer & Feld LLP may rely upon the opinions of Brown, Drew & Massey as to matters of Wyoming law, Woodburn and Wedge as to matters of Nevada law and Howard L. Boigon as to matters of Colorado law.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our consolidated financial statements as of December 31, 2000, and December 31, 2001 and for each of the years then ended were incorporated by reference in this prospectus in reliance upon the audit report of Arthur Andersen LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

     After reasonable efforts, however, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference of its audit report in this prospectus.

     Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of acquisition that such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. Since Arthur Andersen LLP has not consented to the incorporation by reference of our consolidated financial statements as of December 31, 2000 and December 31, 2001 and for each of years then ended into the registration statement of which this prospectus is a part, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in our consolidated financial statements for such fiscal periods or any omissions to state a material fact required to be stated therein.

     Our consolidated financial statements as of December 31, 2002 and for the year then ended were incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, independent public accountants.

                        INDEPENDENT PETROLEUM ENGINEERS

     Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2002 included or incorporated by reference in this prospectus are based upon reserve reports prepared by Ryder Scott Company, L.P. and our engineering staff. Ryder Scott Company, L.P. reports covered 81% of the total net present value of estimates of total proved reserves, evaluating 58% and auditing 23%. The internally generated report covered the remaining 19% of the net present value. Estimates of total proved reserves and the net present value of such reserves at December 31, 2001 included or incorporated by reference in this prospectus were prepared by our engineering staff. Ryder Scott Company, L.P. audited 87% of the total net present value of estimates of total proved reserves at December 31, 2001, and the remaining 13% of net present value of the reserves was unaudited. Estimates of total proved reserves at December 31, 2000 were prepared by Ryder Scott Company, L.P., Netherland, Sewell & Associates, Inc. and our engineering staff. The Ryder Scott and Netherland Sewell reports covered an aggregate of approximately 85% of the total net present value of our estimated proved reserves and the internally generated report covered the remaining 15% of the net present value for 2000. Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. are independent consulting petroleum engineers, and certain information with respect to the oil and natural gas reserves is derived from their reports and has been incorporated by reference in this prospectus upon the authority of said firms as experts with respect to the matters covered by such reports and in giving such reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $125,000,000

                               OFFER TO EXCHANGE

                     (WESTPORT RESOURCES CORPORATION LOGO)

                         WESTPORT RESOURCES CORPORATION

                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2011

                           -------------------------

                                   PROSPECTUS
                           -------------------------


                                          , 2004


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Nevada Revised Statutes, or the NRS, provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

     - any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     - any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NRS also permits the registrant to purchase and maintain insurance on behalf of the registrant's directors and officers against any liability arising out of their status as such, whether or not the registrant would have the power to indemnify him or her against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     Our articles of incorporation eliminate a director's personal liability to Westport or its stockholders for damages for breach of fiduciary duty as a director, unless a director is engaged in (a) any breach of the director's duty of loyalty to Westport or its stockholders, (b) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (c) the payment of illegal distributions, or (d) any transaction from which the director derived an improper personal benefit.

     Subject to the foregoing, our articles of incorporation provide that we will indemnify, to the maximum extent permitted by the NRS, any officer or director of Westport, or any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding brought by third parties. In a derivative action, i.e., one by or in the right of the corporation, indemnification will be made, to the maximum extent permitted by the NRS, only for expenses (including attorney's fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any action or suit to procure a judgment in our favor. To the extent that a present or former director or officer of Westport has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     These expenses will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by a director or officer to repay the advanced amount if it is ultimately determined that such person is not entitled to be indemnified by us pursuant to the NRS or our articles of incorporation. The indemnification and advancement of expenses will not be deemed exclusive of any other rights to which any director or officer of Westport seeking indemnification or advancement of expenses may be otherwise entitled.

     Our articles of incorporation also permit us to purchase and maintain insurance on behalf of any person who is or was a director or officer of Westport, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in any such capacity or arising out of such person' status as officer or director regardless of our power to indemnify such person under the provision of the NRS or articles of incorporation.

     We have entered into indemnification agreements with our directors and officers. The agreements provide for indemnification of each such person to the fullest extent authorized or permitted by Nevada law as it exists now or may hereafter be amended or changed. Subsequent amendments or changes in Nevada law affecting indemnification rights will govern the agreements only to the extent the amendments or changes in law authorize or permit broader indemnification protections that those permitted prior to such amendments or changes.

     Pursuant to the agreements, we also agreed to pay on behalf of each indemnitee expenses incurred by such indemnitee by reason of the fact that the person is or was a director or officer of Westport, provided that such person is otherwise entitled to indemnification. If it is ultimately determined that such director or officer is not entitled to indemnification, any advances made by us to such person will be interest-free. We also agreed to maintain directors' and officers' liability insurance in reasonable amounts from established and reputable insurers for as long as such directors or officers continue to serve in such capacity or remain subject to liability as a result of their service as our directors or officers.

     In addition, we will pay expenses and fees of separate counsel for each individual defendant in any indemnification proceeding where there are conflicts of interest among defendants. In the event of a change in control of Westport, each indemnitee also has a right to select independent counsel, subject to the company's approval, which may not be unreasonably withheld. The independent counsel will determine the rights of such indemnitee to indemnification and payment of expenses provided by the indemnification agreement, the standard of conduct applicable to the indemnitee and the reasonableness of amounts claimed by such indemnitee. Westport will pay reasonable expenses and fees of such counsel.

     Pursuant to the merger agreement dated as of June 8, 2001, between Westport Resources Corporation, a Delaware corporation, or Old Westport, and Belco Oil & Gas Corp., or Belco, we are obligated, for six years after the effective time of the merger with Belco, to indemnify, defend and hold harmless each person who has been at any time prior to the effective time of the merger, an officer or director of Old Westport, Belco or any of their respective subsidiaries who acted as a fiduciary under any of Old Westport's Benefit Plans or Belco's Benefit Plans (each as defined in the merger agreement) against all losses, claims, damages, liabilities, fees and expenses arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the effective time of the merger to the full extent permitted under Nevada law or our articles of incorporation and bylaws and Old Westport's and Belco's written indemnification agreements in effect as of June 8, 2001. Any determination of whether a person's conduct complies with the required standard will be made by the independent counsel acceptable to both Westport and the indemnified party.

     Pursuant to the merger agreement, we also maintain Westport's and Belco's directors' and officers' liability insurance policies in effect as of the effective time of the merger for a period of not less than six years after the effective time of the merger, but only to the extent related to actions or omissions prior to the effective time of the merger, subject to certain provisions.

     Pursuant to the Registration Rights Agreement, dated as of October 1, 2003, between Westport, ERI Investments, Inc., or ERI, Westport Energy LLC, or WELLC, Medicor Foundation, or Medicor, and a group of certain stockholders named therein, also known as the Belfer Group, we have agreed to indemnify ERI, WELLC, Medicor, the Belfer Group and each of their directors, officers and controlling persons to the extent permitted by law against any losses, claims, damages or liabilities to which such person may become subject under the Securities Act that arise out of any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be contained in a registration statement, prospectus, application or other documentation to be filed with the SEC.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers of controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:


EXHIBIT
NUMBER                             EXHIBITS
-------                            --------
 **1     Purchase Agreement, dated as of March 27, 2003, by and among
         Westport, subsidiary guarantors party thereto and Lehman
         Brothers Inc.
   2.1   Agreement and Plan of Merger, dated as of March 9, 2000, by and among Westport Oil and Gas Company, Inc., Westport
         Energy Corporation, Equitable Production Company, Equitable
         Production (Gulf) Company and EPGC Merger Sub Corporation
         (incorporated by reference to Exhibit 2.1 to Old Westport's
         Registration Statement on Form S-1 (Registration No.
         333-40422), filed with the SEC on June 29, 2000).
   2.2   Agreement and Plan of Merger, dated as of June 8, 2001,
         among Belco and Old Westport (incorporated by reference to
         Exhibit 2.1 to Belco's Registration Statement on Form S-4/A
         (Registration No. 333-64320), filed with the SEC on July 24,
         2001).
   4.1   Amended Articles of Incorporation of Westport (incorporated by reference to Exhibit 3.1 to Westport's Registration
         Statement on Form 8-A/A, filed with the SEC on August 31,
         2001).
   4.2   Certificate of Amendment to the Amended Articles of
         Incorporation of Westport dated March 5, 2003 (incorporated by reference to Exhibit 3.2 to Westport's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed
         with the SEC on May 8, 2003).
   4.3   Third Amended and Restated Bylaws of Westport effective as of October 1, 2003 (incorporated by reference to Exhibit 3.3 to Westport's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 14,
         2003).
   4.4   Specimen Certificate for shares of Common Stock of Westport
         (incorporated by reference to Exhibit 4.1 to Westport's
         Registration Statement on Form 8-A/A, filed with the SEC on
         August 31, 2001).
   4.5   Specimen Certificate for shares of 6 1/2% Convertible
         Preferred Stock of Westport (incorporated by reference to
         Exhibit 4 to Westport's Registration Statement on Form
         8-A/A, filed with the SEC on August 31, 2001).
   4.6   Termination and Voting Agreement, dated as of October 1,
         2003, among Westport, ERI, WELLC, Medicor Foundation and
         certain stockholders named therein (incorporated by
         reference to Exhibit 4.5 to Westport's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 2003, filed
         with the SEC on November 14, 2003).
   4.7   Registration Rights Agreement, dated as of October 1, 2003, among Westport, ERI, WELLC, Medicor Foundation and certain stockholders named therein (incorporated by reference to
         Exhibit 4.6 to Westport's Quarterly Report on Form 10-Q for
         the quarter ended September 30, 2003, filed with the SEC on
         November 14, 2003).
 **4.8   Registration Rights Agreement, dated as of April 3, 2003,
         among Westport, subsidiary guarantors party thereto and
         Lehman Brothers Inc.

EXHIBIT
NUMBER                             EXHIBITS
-------                            --------
   4.9   Indenture, dated as of November 5, 2001, among Westport,
         subsidiary guarantors from time to time party thereto and
         The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to Westport's Registration Statement on Form
         S-4 (Registration No. 333-77060), filed with the SEC on
         January 18, 2002).
   4.10  First Supplemental Indenture, dated as of December 31, 2001, among Westport, existing subsidiary guarantors party
         thereto, new subsidiary guarantors named therein and The
         Bank of New York, as trustee (incorporated by reference to
         Exhibit 4.5 to Westport's Registration Statement on Form S-4
         (Registration No. 333-77060), filed with the SEC on January
         18, 2002).
   4.11  Second Supplemental Indenture, dated as of December 17,
         2002, among Westport, existing subsidiary guarantors party thereto, new subsidiary guarantors named therein and The
         Bank of New York, as trustee (incorporated by reference to
         Exhibit 4.9 to Westport's Registration Statement on Form S-4
         (Registration No. 333-102705), filed with the SEC on January
         24, 2003).
 **4.12  Third Supplemental Indenture, dated as of April 3, 2002, among Westport, subsidiary guarantors party thereto and The
         Bank of New York, as trustee.
   4.13  Certificate of Designations of 6 1/2% Convertible Preferred
         Stock dated March 5, 1998 (incorporated by reference to
         Exhibit 4.1 to Belco's Current Report on Form 8-K, filed on
         March 11, 1998).
   4.14  Form of 8 1/4% Note (contained in the Indenture listed as
         Exhibit 4.7 above) (incorporated by reference to Exhibit 4.4 to Westport's Registration Statement on Form S-4
         (Registration No. 333-77060), filed with the SEC on January
         18, 2002).
   4.15  Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to Westport's Amendment No. 1 to
         Form S-3 filed with the SEC on December 23, 1997).
   4.16  Form of Indenture for Subordinated Debt Securities
         (incorporated by reference to Exhibit 4.2 to Westport's
         Amendment No. 1 to Form S-3 filed with the SEC on December
         23, 1997).
  *5.1   Opinion of Akin Gump Strauss Hauer & Feld LLP.
  *5.2   Opinion of Woodburn and Wedge.
  *5.3   Opinion of Brown, Drew & Massey, LLP.
  *5.4   Opinion of General Counsel of Westport.
  *8     Opinion of Akin Gump Strauss Hauer & Feld LLP regarding tax matters.
 *12     Statement regarding Computation of Ratios.
 *21     List of Subsidiaries of Westport.
 *23.1   Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration
         Statement).
 *23.2   Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 8 to this Registration
         Statement).
 *23.3   Consent of Woodburn and Wedge (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
 *23.4   Consent of Brown, Drew & Massey, LLP (included in the
         opinion filed as Exhibit 5.3 to this Registration
         Statement).
 *23.5   Consent of General Counsel of Westport (included in the
         opinion filed as Exhibit 5.4 to this Registration
         Statement).
 *23.6   Consent of Netherland, Sewell & Associates, Inc.
 *23.7   Consent of Ryder Scott Company, L.P.
 *23.8   Consent of KPMG LLP.
**24     Power of Attorney.
 *25     Statement of Eligibility of Trustee.
**99.1   Letter of Transmittal.

EXHIBIT
NUMBER                             EXHIBITS
-------                            --------
**99.2   Form of Notice of Guaranteed Delivery.
**99.3   Form of Notice to Investors.
**99.4   Form of Notice to Broker Dealers.

---------------

 * Filed herewith.

** Previously filed.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 5, 2004.


                                          WESTPORT RESOURCES CORPORATION

                                          By:     /s/ LON MCCAIN
                                              ----------------------------------
                                          Name: Lon McCain
                                          Title: Vice President, Chief Financial
                                                 Officer and Treasurer

                                          WESTPORT OIL AND GAS COMPANY, L.P.

                                            by WHG, INC., general partner of
                                               Westport Oil and Gas Company,
                                               L.P.

                                               By:     /s/ LON MCCAIN
                                                 -------------------------------
                                               Name: Lon McCain
                                               Title: Vice President, Chief
                                                      Financial Officer and
                                                      Treasurer

                                          WESTPORT FINANCE CO.

                                          By:     /s/ LON MCCAIN
                                              ----------------------------------
                                          Name: Lon McCain
                                          Title: Treasurer

                                          JERRY CHAMBERS EXPLORATION COMPANY

                                            by WESTPORT OIL AND GAS COMPANY,
                                               L.P., managing general partner

                                               by WHG, INC., general partner of
                                                  Westport Oil and Gas Company,
                                                  L.P.

                                                 By:     /s/ LON MCCAIN
                                                  ------------------------------
                                                 Name: Lon McCain
                                                 Title: Vice President, Chief
                                                        Financial Officer and
                                                        Treasurer

                                          WESTPORT ARGENTINA LLC

                                          By:     /s/ DONALD D. WOLF
                                              ----------------------------------
                                          Name: Donald D. Wolf
                                          Title: Manager

                                          WESTPORT CANADA LLC

                                            by WESTPORT OIL AND GAS COMPANY,
                                               L.P., member

                                               by WHG, INC., general partner of
                                                  Westport Oil and Gas Company,
                                                  L.P.

                                                 By:     /s/ LON MCCAIN
                                                  ------------------------------
                                                 Name: Lon McCain
                                                 Title: Vice President, Chief
                                                        Financial Officer and
                                                        Treasurer

                                          WESTPORT OVERRIDING ROYALTY LLC

                                            by WESTPORT OIL AND GAS COMPANY,
                                               L.P., manager

                                               by WHG, INC., general partner of
                                                  Westport Oil and Gas Company,
                                                  L.P.

                                                 By:     /s/ LON MCCAIN
                                                  ------------------------------
                                                 Name: Lon McCain
                                                 Title: Vice President, Chief
                                                        Financial Officer and
                                                        Treasurer

                                          WHG, INC.

                                          By:     /s/ LON MCCAIN
                                              ----------------------------------
                                          Name: Lon McCain
                                          Title: Vice President, Chief Financial
                                                 Officer and Treasurer

                                          WHL, INC.

                                          By:     /s/ LON MCCAIN
                                              ----------------------------------
                                          Name: Lon McCain
                                          Title: Vice President, Chief Financial
                                                 Officer and Treasurer

                                          HORSE CREEK TRADING & COMPRESSION
                                          COMPANY LLC

                                            by WESTPORT OIL AND GAS COMPANY,
                                               L.P., manager

                                               by WHG, INC., general partner of
                                                  Westport Oil and Gas Company,
                                                  L.P.

                                                 By:     /s/ LON MCCAIN
                                                  ------------------------------
                                                 Name: Lon McCain
                                                 Title: Vice President, Chief
                                                        Financial Officer and
                                                        Treasurer

                                          WESTPORT FIELD SERVICES, LLC

                                            by WESTPORT RESOURCES CORPORATION,
                                               manager

                                               By:     /s/ LON MCCAIN
                                                 -------------------------------
                                               Name: Lon McCain
                                               Title: Vice President, Chief
                                                      Financial Officer and
                                                      Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 5, 2004.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                /s/ DONALD D. WOLF                   Chairman of the Board and Chief Executive Officer
 ------------------------------------------------    (Principal Executive Officer) of Westport
                  Donald D. Wolf                     Resources Corporation, WHG, Inc. and WHL, Inc.,
                                                     Chairman and Chief Executive Officer (Principal
                                                     Executive Officer) of Westport Oil and Gas
                                                     Company, L.P., Manager of Westport Argentina LLC,
                                                     and Director of Westport Resources Corporation,
                                                     Westport Finance Co., WHG, Inc. and WHL, Inc.


                        *                            President (Principal Executive Officer) of
 ------------------------------------------------    Westport Finance Co.
                 Barth E. Whitham


                        *                            Vice President, Chief Financial Officer and
 ------------------------------------------------    Treasurer (Principal Financial Officer) of
                    Lon McCain                       Westport Resources Corporation, WHG, Inc., WHL,
                                                     Inc. and Westport Oil and Gas Company, L.P. and
                                                     Treasurer (Principal Financial and Accounting
                                                     Officer) of Westport Finance Co.


                        *                            Vice President -- Accounting (Principal Accounting
 ------------------------------------------------    Officer) of Westport Resources Corporation, WHG,
               Kenneth D. Anderson                   Inc., WHL, Inc. and Westport Oil and Gas Company,
                                                     L.P.


              /s/ MICHAEL L. BEATTY                  Director of Westport Resources Corporation.
 ------------------------------------------------
                Michael L. Beatty


                        *                            Director of Westport Resources Corporation.
 ------------------------------------------------
                Laurence D. Belfer


               /s/ RICHARD D. DOLE                   Director of Westport Resources Corporation.
 ------------------------------------------------
                 Richard D. Dole


                        *                            Director of Westport Resources Corporation.
 ------------------------------------------------
                  James M. Funk


                        *                            Director of Westport Resources Corporation.
 ------------------------------------------------
                 David L. Porges


                        *                            Director of Westport Resources Corporation.
 ------------------------------------------------
                 Michael Russell


              /s/ ROBERT F. SEMMENS                  Director of Westport Resources Corporation.
 ------------------------------------------------
                Robert F. Semmens


                        *                            Director of Westport Resources Corporation.
 ------------------------------------------------
                   Randy Stein

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                            Director of Westport Resources Corporation.
 ------------------------------------------------
                William F. Wallace


 *By:               /s/ DONALD D. WOLF
        ------------------------------------------
                      Donald D. Wolf
                     Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                             EXHIBITS
-------                            --------
 **1     Purchase Agreement, dated as of March 27, 2003, by and among
         Westport, subsidiary guarantors party thereto and Lehman
         Brothers Inc.
   2.1   Agreement and Plan of Merger, dated as of March 9, 2000, by and among Westport Oil and Gas Company, Inc., Westport
         Energy Corporation, Equitable Production Company, Equitable
         Production (Gulf) Company and EPGC Merger Sub Corporation
         (incorporated by reference to Exhibit 2.1 to Old Westport's
         Registration Statement on Form S-1 (Registration No.
         333-40422), filed with the SEC on June 29, 2000).
   2.2   Agreement and Plan of Merger, dated as of June 8, 2001,
         among Belco and Old Westport (incorporated by reference to
         Exhibit 2.1 to Belco's Registration Statement on Form S-4/A
         (Registration No. 333-64320), filed with the SEC on July 24,
         2001).
   4.1   Amended Articles of Incorporation of Westport (incorporated by reference to Exhibit 3.1 to Westport's Registration
         Statement on Form 8-A/A, filed with the SEC on August 31,
         2001).
   4.2   Certificate of Amendment to the Amended Articles of
         Incorporation of Westport dated March 5, 2003 (incorporated by reference to Exhibit 3.2 to Westport's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed
         with the SEC on May 8, 2003).
   4.3   Third Amended and Restated Bylaws of Westport effective as of October 1, 2003 (incorporated by reference to Exhibit 3.3 to Westport's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 14,
         2003).
   4.4   Specimen Certificate for shares of Common Stock of Westport
         (incorporated by reference to Exhibit 4.1 to Westport's
         Registration Statement on Form 8-A/A, filed with the SEC on
         August 31, 2001).
   4.5   Specimen Certificate for shares of 6 1/2% Convertible
         Preferred Stock of Westport (incorporated by reference to
         Exhibit 4 to Westport's Registration Statement on Form
         8-A/A, filed with the SEC on August 31, 2001).
   4.6   Termination and Voting Agreement, dated as of October 1,
         2003, among Westport, ERI, WELLC, Medicor Foundation and
         certain stockholders named therein (incorporated by
         reference to Exhibit 4.5 to Westport's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 2003, filed
         with the SEC on November 14, 2003).
   4.7   Registration Rights Agreement, dated as of October 1, 2003, among Westport, ERI, WELLC, Medicor Foundation and certain stockholders named therein (incorporated by reference to
         Exhibit 4.6 to Westport's Quarterly Report on Form 10-Q for
         the quarter ended September 30, 2003, filed with the SEC on
         November 14, 2003).
 **4.8   Registration Rights Agreement, dated as of April 3, 2003,
         among Westport, subsidiary guarantors party thereto and
         Lehman Brothers Inc.
   4.9   Indenture, dated as of November 5, 2001, among Westport,
         subsidiary guarantors from time to time party thereto and
         The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to Westport's Registration Statement on Form
         S-4 (Registration No. 333-77060), filed with the SEC on
         January 18, 2002).
   4.10  First Supplemental Indenture, dated as of December 31, 2001, among Westport, existing subsidiary guarantors party
         thereto, new subsidiary guarantors named therein and The
         Bank of New York, as trustee (incorporated by reference to
         Exhibit 4.5 to Westport's Registration Statement on Form S-4
         (Registration No. 333-77060), filed with the SEC on January
         18, 2002).
   4.11  Second Supplemental Indenture, dated as of December 17,
         2002, among Westport, existing subsidiary guarantors party thereto, new subsidiary guarantors named therein and The
         Bank of New York, as trustee (incorporated by reference to
         Exhibit 4.9 to Westport's Registration Statement on Form S-4
         (Registration No. 333-102705), filed with the SEC on January
         24, 2003).
 **4.12  Third Supplemental Indenture, dated as of April 3, 2002, among Westport, subsidiary guarantors party thereto and The
         Bank of New York, as trustee.

EXHIBIT
NUMBER                             EXHIBITS
-------                            --------
   4.13  Certificate of Designations of 6 1/2% Convertible Preferred
         Stock dated March 5, 1998 (incorporated by reference to
         Exhibit 4.1 to Belco's Current Report on Form 8-K, filed on
         March 11, 1998).
   4.14  Form of 8 1/4% Note (contained in the Indenture listed as
         Exhibit 4.7 above) (incorporated by reference to Exhibit 4.4 to Westport's Registration Statement on Form S-4
         (Registration No. 333-77060), filed with the SEC on January
         18, 2002).
   4.15  Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to Westport's Amendment No. 1 to
         Form S-3 filed with the SEC on December 23, 1997).
   4.16  Form of Indenture for Subordinated Debt Securities
         (incorporated by reference to Exhibit 4.2 to Westport's
         Amendment No. 1 to Form S-3 filed with the SEC on December
         23, 1997).
  *5.1   Opinion of Akin Gump Strauss Hauer & Feld LLP.
  *5.2   Opinion of Woodburn and Wedge.
  *5.3   Opinion of Brown, Drew & Massey, LLP.
  *5.4   Opinion of General Counsel of Westport.
  *8     Opinion of Akin Gump Strauss Hauer & Feld LLP regarding tax matters.
 *12     Statement regarding Computation of Ratios.
 *21     List of Subsidiaries of Westport.
 *23.1   Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration
         Statement).
 *23.2   Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 8 to this Registration
         Statement).
 *23.3   Consent of Woodburn and Wedge (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
 *23.4   Consent of Brown, Drew & Massey, LLP (included in the
         opinion filed as Exhibit 5.3 to this Registration
         Statement).
 *23.5   Consent of General Counsel of Westport (included in the
         opinion filed as Exhibit 5.4 to this Registration
         Statement).
 *23.6   Consent of Netherland, Sewell & Associates, Inc.
 *23.7   Consent of Ryder Scott Company, L.P.
 *23.8   Consent of KPMG LLP.
**24     Power of Attorney.
 *25     Statement of Eligibility of Trustee.
**99.1   Letter of Transmittal.
**99.2   Form of Notice of Guaranteed Delivery.
**99.3   Form of Notice to Investors.
**99.4   Form of Notice to Broker Dealers.


---------------

 * Filed herewith.

** Previously filed.